Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-289203
Dated July 6, 2026

Equity Index Underlying Supplement To Prospectus dated July 6, 2026 and Prospectus Supplement dated July 6, 2026

Marex Group Limited

Notes Linked to a Reference Asset

Marex Group Limited from time to time may offer and sell certain senior unsecured debt obligations (the “Notes”) linked to a Reference Asset. The “Reference Asset” is the underlying measure by which we will determine the amount payable on the Notes, if any, and may be based on price movements in, performance of, or other events relating to one or more particular indices, index funds or other securities, currencies, interest rates, consumer prices, or commodities or commodity futures, or baskets comprised of any of those instruments or measures, or other instruments or measures, including the occurrence or nonoccurrence of any event or circumstance, or a combination thereof. This underlying supplement describes certain terms of the Notes linked to a Reference Asset that is an index that tracks the performance of equity securities, which we refer to as an “Index,” a basket of equity indices or a basket of instruments or measures that includes an equity index as one of its components. We refer to any instrument or measure that comprises a basket as a “Basket Component,” and collectively as the “Basket Components.” The Notes may also be linked to the worst performing of two or more Indices. The applicable free writing prospectus or pricing supplement will specify the Reference Asset to which your Notes are linked as well as specific terms of the Notes.

Notwithstanding anything to the contrary set forth in the accompanying prospectus supplement for Notes, Series A dated July 6, 2026 (the “Prospectus Supplement”) and the accompanying base prospectus for senior debt securities dated July 6, 2026 (the “Base Prospectus”), this underlying supplement describes additional terms of the Notes, certain risks related to the Indices, and some of the Indices to which the return on the Notes may be linked.

You should read the applicable free writing prospectus or pricing supplement, this underlying supplement, the Prospectus Supplement and the Base Prospectus carefully before you invest in a particular issuance of the Notes. If the terms described in the applicable free writing prospectus or pricing supplement are different from or inconsistent with those described herein, the terms described in the applicable free writing prospectus or pricing supplement will govern the applicable Notes.

The descriptions of indices in this underlying supplement only apply to selected equity indices to which the Notes may be linked. We do not guarantee that we will offer the Notes linked to any of the indices described herein. In addition, we may offer the Notes linked to one or more equity indices that are not described herein. In such an event, we will describe such additional equity index or indices in the applicable free writing prospectus or pricing supplement, or in another underlying supplement.

An investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page S-1 of this document and page S-1 of the Prospectus Supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the Base Prospectus, the Prospectus Supplement or any free writing prospectus or pricing supplement. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Notes will not be listed on a U.S. securities exchange.

Application will be made for the Notes to be admitted to listing and trading on the Vienna Multilateral Trading Facility (“Vienna MTF”) of the Vienna Stock Exchange. The Vienna MTF is not a regulated market as defined by Directive 2014/65/EU (as amended, “MiFID II”). It is, however, a multilateral trading facility (MTF) for purposes of MiFID II.

The Notes will be our direct, senior and unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness.

The Notes are not bank deposits and are not insured or guaranteed by the Bermuda Deposit Insurance Corporation, the United Kingdom Financial Services Compensation Scheme, the United States Federal Deposit Insurance Corporation or any other government or governmental or private agency or deposit protection scheme in any jurisdiction.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable free writing prospectus or pricing supplement, this underlying supplement, any related underlying supplement, the Prospectus Supplement and Base Prospectus. The information in the applicable free writing prospectus or pricing supplement and any related underlying supplement including this underlying supplement may only be accurate as of the dates of each of these documents, respectively. Certain capitalized terms used and not defined in this underlying supplement have the meanings ascribed to them in the accompanying Prospectus Supplement and Base Prospectus.

The Notes described in the applicable free writing prospectus or pricing supplement and this underlying supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. The applicable free writing prospectus or pricing supplement, any related underlying supplement including this underlying supplement and the accompanying Prospectus Supplement and Base Prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement, “Marex,” “we,” “us” and “our” refer to Marex Group Limited, unless the context requires otherwise.

None of Marex, the agents, or any of our respective affiliates accepts any responsibility for the calculation, maintenance or publication of any Index or any Successor Index (as defined herein).

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RISK FACTORS

Your investment in the Notes will involve certain risks, many of which differ from those of a conventional debt security. We urge you to read the section “Risk Factors” beginning on page S-1 of the Prospectus Supplement, in any related underlying supplement and in the applicable free writing prospectus or pricing supplement in addition to the following risk factors relevant to your Notes. Investing in the Notes is not equivalent to investing directly in any of the stocks or other securities tracked by the relevant Indices. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this underlying supplement, the applicable free writing prospectus or pricing supplement, any other relevant underlying supplement, and the accompanying Prospectus Supplement and Base Prospectus.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. You should not purchase the Notes unless you understand and can bear these investment risks.

General risks related to the Notes:

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you may lose your entire investment, and there can be no assurance of the receipt of any amount at maturity. The return on the Notes may be less than the return on conventional fixed-rate or floating-rate debt securities with the same maturity date.

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REINVESTMENT RISK—If the Notes are subject to an automatic call or an issuer call and are called prior to maturity, the term of the Notes could be short. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to maturity.

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THE PAYMENT ON THE NOTES WILL NOT REFLECT CHANGES IN THE VALUE OF THE REFERENCE ASSET AT ANY TIME OTHER THAN THE RELEVANT VALUATION DATE—Changes in the value of the Reference Asset during the term of the Notes other than on the relevant Valuation Date (as defined below) will not be reflected in the calculation of the payment on the Notes. The payment on the Notes will be based on the value of the Reference Asset on the relevant Valuation Date (subject to adjustments as described herein, including those described under “Additional Terms of the Notes—Valuation Dates” below). As a result, even if the value of the Reference Asset has increased at certain times during the term of the Notes, the payment on the Notes may be significantly less than it would otherwise have been had the payment been linked to the value of the Reference Asset other than on the relevant Valuation Date.

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A PAYMENT DATE, INCLUDING THE MATURITY DATE, MAY BE POSTPONED IF THE RELEVANT VALUATION DATE IS POSTPONED—A Valuation Date is subject to postponement for non-Trading Days and Market Disruption Events. If such a postponement occurs with respect to a Valuation Date, then the related payment date may be postponed. See “Additional Terms of the Notes—Valuation Dates” below.

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THE NOTES MAY NOT BEAR INTEREST, AND YOUR RETURN ON THE NOTES MAY BE LESS THAN THE RETURN ON A CONVENTIONAL DEBT SECURITY OF COMPARABLE MATURITY—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, your Notes do not bear interest. The return on your Notes, which could be negative, may be less than the return you could earn on other investments. Even if your Notes bear interest and the return on the Notes is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Marex with the same maturity date. Your investment in the Notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

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THE NOTES ARE SUBJECT TO OUR CREDIT RISK—Marex may partially or wholly fail to meet their obligations under the Notes. Investors should therefore take the creditworthiness of Marex and its subsidiaries into account in their investment decision. Credit risk means the risk of insolvency or illiquidity of an issuer, i.e. a potential, temporary or final inability to fulfil their interest and repayment obligations on time. An increased insolvency risk is typical of issuers that have a low creditworthiness. The payment of any amount due on the Notes is subject to the credit risk of Marex. The Notes are senior unsecured debt obligations of Marex, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on Marex’s ability to pay all amounts due on the Notes, and therefore investors are subject to the credit risk of the Marex and to changes in the market’s view of its creditworthiness.

The Notes are not bank deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation, the U.K. Financial Services Compensation Scheme or any other government or governmental or private agency or deposit protection scheme in any jurisdiction. Investors are dependent on Marex’s ability to pay all amounts due on the Notes, and therefore investors are subject to Marex’s credit risk and to changes in the market’s view of the Marex’s creditworthiness. The payment of any amount due on the Notes is not guaranteed by any entity.

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THE NOTES ARE NOT INSURED AGAINST LOSS BY ANY THIRD PARTIES; YOU CAN DEPEND ONLY ON OUR EARNINGS AND ASSETS FOR PAYMENT AND INTEREST, IF ANY, ON THE NOTES—The Notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the Notes.

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THE ESTIMATED INITIAL VALUE OF THE NOTES, WHICH WILL BE DETERMINED BY US ON THE PRICING DATE, IS EXPECTED TO BE LESS THAN THE PRICE TO PUBLIC AND MAY DIFFER FROM THE MARKET VALUE OF THE NOTES IN THE SECONDARY MARKET, IF ANY—The Estimated Initial Value of the Notes will be calculated by us on the pricing date and is expected to be less than the price to public. The Estimated Initial Value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We will determine the value of the embedded derivatives in the Notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time.

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THE PRICE OF YOUR NOTES IN THE SECONDARY MARKET, IF ANY, IMMEDIATELY AFTER THE PRICING DATE IS EXPECTED TO BE LESS THAN THE PRICE TO PUBLIC—The price to public takes into account certain costs. These costs, which, unless specified otherwise in the applicable free writing prospectus or pricing supplement, will be used or retained by us or one of our affiliates, include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes and the costs associated with structuring and hedging our obligations under the Notes. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you.

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IF WE WERE TO REPURCHASE YOUR NOTES IMMEDIATELY AFTER THE ORIGINAL ISSUE DATE, THE PRICE YOU RECEIVE MAY BE HIGHER THAN THE ESTIMATED INITIAL VALUE OF THE NOTES—Assuming that all relevant factors remain constant after the original issue date, the price at which any of the underwriters, dealers, agents or their affiliates may initially buy or sell the Notes in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the pricing date for a temporary period after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

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THE MARKET VALUE OF THE NOTES WILL BE AFFECTED BY VARIOUS FACTORS THAT INTERRELATE IN COMPLEX WAYS, AND THEIR MARKET VALUE MAY BE LESS THAN THE PRINCIPAL AMOUNT—The Notes are not designed to be short-term trading instruments. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you will have no right to have your Notes redeemed at your option prior to maturity. If you wish to liquidate your investment in Notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your Notes or no market at all. Even if you were able to sell your Notes, the price at which the Notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of an Index over the term of the Notes, (ii) volatility of the level of an Index and the market’s perception of future volatility of the level of an Index, (iii) economic and other conditions generally, (iv) changes in interest rates generally, (v) dividend yields on securities included in an Index, (vi) correlation among the Indices if the Notes are linked to multiple Indices; (vii) currency exchange rates if the Notes are linked to an Index that includes securities quoted in one or more foreign currencies; (viii) any actual or anticipated changes in our credit ratings or credit spreads, and (ix) time remaining to maturity.

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THERE MAY NOT BE A SECONDARY MARKET FOR YOUR NOTES—Upon issuance, the Notes will not have an established trading market. Although we intend to apply for the Notes to be listed for trading on the Vienna MTF, we cannot provide you with any assurance regarding whether the Notes will become or remain listed or whether a trading market for the Notes will develop. None of the underwriters, dealers, agents or their affiliates is required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

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OUR TRADING, HEDGING AND OTHER BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST WITH YOU—We or our affiliates may engage in trading activities related to the Reference Asset or the securities included in the Reference Asset that are not for your account or on your behalf. We or our affiliates also may issue or underwrite other financial instruments with returns based upon the Reference Asset. These trading and other business activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Reference Asset or secondary trading in your Notes, could be adverse to your interests as a beneficial owner of the Notes.

We expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Notes. We or our affiliates also may enter into hedging transactions relating to other securities or instruments, some of which may have returns calculated in a manner related to that of the Notes offered hereby. We may enter into such hedging arrangements with one of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the Notes and the Reference Asset. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss. We and our affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the Notes, which creates an additional incentive to sell the Notes to you.

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THERE MAY BE POTENTIAL CONFLICTS OF INTEREST INVOLVING THE CALCULATION AGENT, WHICH IS EXPECTED TO BE AN AFFILIATE OF OURS—We have the right to appoint and remove the calculation agent. One of our affiliates is expected to be the calculation agent for the Notes and, as such, will make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event (as defined below) has occurred. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because the calculation agent is expected to be one of our affiliates, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

General risks related to an Index:

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EQUITY MARKET RISKS MAY AFFECT THE TRADING VALUE OF THE NOTES AND THE AMOUNT DUE ON THE NOTES—We expect that the Reference Asset will fluctuate in accordance with changes in the level of the relevant Index or Indices, the value of equity securities generally and other factors. The financial condition of the issuers of the stocks or other securities tracked by an Index may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the value of the Reference Asset and thereby affect the value of the Notes. Equity securities are susceptible to general equity market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the instrument or instruments comprising an Index change. Investor perceptions regarding the issuer of a stocks or other securities tracked by an Index are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The value of the Reference Asset may be expected to fluctuate until the maturity date.

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AS A HOLDER OF THE NOTES, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST OR RIGHTS IN THE STOCKS OR OTHER SECURITIES TRACKED BY AN INDEX—As a holder of the Notes, you will not have any ownership interest or rights in any stocks or other securities tracked by an Index, such as rights to vote, dividend payments or other distributions. In addition, the sponsor of an Index (each, a “Reference Sponsor”) will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the level of an Index and the value of the Notes.

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WE OR OUR AFFILIATES ARE NOT AFFILIATED WITH ANY OF THE REFERENCE SPONSORS—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we or our affiliates are not affiliated with any of the Reference Sponsors. We have not made and will not make any independent investigation as to the accuracy or completeness of the information about any equity index or any other constituent included in any Index contained herein or in any applicable free writing prospectus or pricing supplement. You should make your own investigation into the relevant Indices and the Reference Sponsors.

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AN INDEX SPONSOR MAY ADJUST THE RELEVANT INDEX IN A WAY THAT AFFECTS ITS LEVEL, AND IT HAS NO OBLIGATION TO CONSIDER YOUR INTERESTS—Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we, the agents, and our respective affiliates are not affiliated with a sponsor of any Index (each, an “Index Sponsor”). Consequently, we have no control of the actions of any Index Sponsor. An Index Sponsor can add, delete, or substitute the components included in the relevant Index or make other methodological changes that could change its level. A new security included in an Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the Index. Additionally, an Index Sponsor may alter, discontinue, or suspend calculation or dissemination of an Index. Any of these actions could adversely affect the return on your Notes. An Index Sponsor will have no obligation to consider your interests in calculating or revising an Index.

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OUR OR OUR AFFILIATES’ BUSINESS ACTIVITIES RELATING TO THE STOCKS OR SECURITIES TRACKED BY AN INDEX MAY CREATE CONFLICTS OF INTEREST WITH YOU—We or our affiliates, at the time of any offering of the Notes or in the future, may engage in business with any company that has stocks or securities that are tracked by an Index, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we or our affiliates may receive information about those companies that we will not divulge to you or other third parties. We or our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Notes. Any of these activities may affect the market value of the Notes. Any prospective purchaser of the Notes should undertake an independent investigation of the Reference Asset as in its judgment is appropriate to make an informed decision regarding an investment in the Notes. The selection of an Index does not reflect any investment recommendations from us.

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GOVERNMENTAL REGULATORY ACTIONS COULD RESULT IN MATERIAL CHANGES TO THE COMPOSITION OF AN INDEX AND COULD NEGATIVELY AFFECT YOUR RETURN ON THE NOTES—Governmental regulatory actions, including but not limited to sanctions-related actions by the U.S. or foreign governments, could make it necessary or advisable for there to be material changes to the composition of an Index, depending on the nature of such governmental regulatory actions and the Index constituent stocks that are affected. If any governmental regulatory action results in the removal of Index constituent stocks that have (or historically have had) significant weights within such Index, such removal, or even any uncertainty relating to a possible removal, could have a material and negative effect on the level of such Index and, therefore, your return on the Notes.

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THE HISTORICAL PERFORMANCE OF AN INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF ITS FUTURE PERFORMANCE—The level of an Index will determine the amount to be paid on the Notes. The historical performance of an Index does not necessarily give an indication of its future performance. As a result, it is impossible to predict whether the level of an Index will rise or fall during the term of the Notes. The level of an Index will be influenced by complex and interrelated political, economic, financial and other factors.

Additional risks relating to certain Notes linked to a basket of Indices

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THE INDICES COMPRISING THE REFERENCE ASSET MAY NOT MOVE IN TANDEM, AND AN INCREASE IN THE LEVEL OF ONE BASKET COMPONENT MAY BE OFFSET BY LOWER PERFORMANCE OF ONE OR MORE OF THE OTHER BASKET COMPONENTS—Changes in the levels of one or more of the Basket Components may not correlate with changes in the levels of one or more of the other Basket Components. The levels of one or more Basket Components may increase, while the levels of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Basket at any time, increases in the level of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the levels of one or more of the other Basket

Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the levels of the Basket Components which are more heavily weighted could have a greater impact upon the value of the Reference Asset and, consequently, the return on your Notes.

Additional risks relating to certain Notes linked to the worst performing of multiple Indices

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THE NOTES ARE SUBJECT TO THE FULL RISKS OF THE WORST PERFORMING INDEX AND WILL BE NEGATIVELY AFFECTED IF ANY INDEX PERFORMS POORLY, EVEN IF THE OTHER INDICES PERFORM FAVORABLY—If your Notes are linked to the worst performing of multiple Indices (the “Worst Performing Index”), you are subject to the full risks of the Worst Performing Index. If the Worst Performing Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The Notes are not linked to a basket composed of the Indices, where the better performance of one Index could offset the poor performance of the others. Instead, you are subject to the full risks of the Worst Performing Index on each Valuation Date. As a result, the Notes are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of the Indices. You should not invest in the Notes unless you understand and are willing to accept the full downside risks of the Worst Performing Index.

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YOU WILL BE SUBJECT TO RISKS RESULTING FROM THE RELATIONSHIP AMONG THE INDICES—It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the Notes, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the Notes. All that is necessary for the Notes to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the Notes. It is impossible to predict what the relationship among the Indices will be over the term of the Notes. Each Index may represent a different equity market, and the different equity markets may not perform similarly over the term of the Notes.

If the Reference Asset is or includes the Russell 2000® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index, or otherwise includes an Index that tracks securities related to small and mid-capitalization companies:

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SMALL-CAPITALIZATION OR MID-CAPITALIZATION COMPANIES RISK—The respective Index may track companies that may be considered small-capitalization or mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective index level may be more volatile than an investment in stocks issued by larger companies. Stock prices of small-capitalization or mid-capitalization companies may also be more vulnerable than those of larger companies to adverse business and economic developments, and the stocks of small-capitalization or mid-capitalization companies may be thinly traded, making it difficult for the relevant Index to track them. In addition, small-capitalization or mid-capitalization companies are often less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization or mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. These companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

If the Reference Asset is or includes the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the FTSE® 100 Index, the Hang Seng Index, the JPX-Nikkei Index 400, the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Europe Index, the MSCI Brazil Index, the Nikkei Stock Average, the S&P/ASX 200 Index, the Swiss Market Index or the TOPIX® Index, or otherwise includes an Index that tracks foreign securities:

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RISKS ASSOCIATED WITH NON-U.S. COMPANIES—An investment in the Notes linked to the level of an Index that tracks the common stocks of non-U.S. companies involves risks associated with the home countries of such non-U.S. companies. The prices of such non-U.S. companies’ common stocks may be affected by political, economic, financial and social factors in the home country of each such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could adversely affect the value of the Notes.

The foreign securities tracked by such an Index may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may adversely affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations and exchange rate movements; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the Reference Asset and, as a result, the value of the Notes.

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SECURITIES PRICES GENERALLY ARE SUBJECT TO POLITICAL, ECONOMIC, FINANCIAL AND SOCIAL FACTORS THAT APPLY TO THE MARKETS IN WHICH THEY TRADE AND, TO A LESSER EXTENT, FOREIGN MARKETS—Foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Also, there generally may be less publicly available information about companies in foreign securities markets than about U.S. companies, and companies in foreign securities markets are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for Notes where the securities comprising or held by an Index are based or traded in one or more emerging market countries.

The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

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TIME DIFFERENCES BETWEEN THE DOMESTIC AND FOREIGN MARKETS AND NEW YORK CITY MAY CREATE DISCREPANCIES IN THE TRADING LEVEL OR PRICE OF THE NOTES—Time differences between the domestic and foreign markets may result in discrepancies between the level of the underlying stocks tracked by an Index and the value of the Notes. To the extent that U.S. markets are closed while markets for the underlying stocks tracked by an Index remain open, significant price or rate movements of these underlying stocks may take place that will not be reflected immediately in the value of the Notes. In addition, there may be periods when the relevant foreign markets are closed for trading, causing the level of such Index to remain unchanged for multiple Trading Days in New York City.

If the Reference Asset is or includes the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the FTSE® 100 Index, the Hang Seng Index, the JPX-Nikkei Index 400, the MSCI Brazil Index, the Nikkei Stock Average, the S&P/ASX 200 Index, the Swiss Market Index or the TOPIX® Index, or otherwise includes an Index that tracks foreign securities that is not adjusted for exchange rate changes:

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THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES—Although the equity securities that comprise the relevant Index are traded in the foreign currencies, and your Notes are denominated in U.S. dollars, such Index and the amount payable on the Notes will not be adjusted for changes in the exchange rates between the U.S. dollar and the foreign currencies. Changes in exchange rates, however, may also reflect changes in the foreign economies that in turn may affect the level of such Index, and therefore the return on your Notes. The amount we will pay in respect of your Notes will be determined solely in accordance with the procedures described in the applicable free writing prospectus or pricing supplement.

If the Reference Asset is or includes the MSCI EAFE Index, the MSCI Emerging Markets Index or the MSCI Europe Index, or otherwise includes an Index that tracks foreign securities that is adjusted for exchange rate changes:

•

THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK—The prices of the securities included in the relevant Index are converted into U.S. dollars for purposes of calculating the level of such Index. As a result, your Notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in such Index trade. Your net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities included in such Index denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the level of such Index will be adversely affected and, depending on the terms of your Notes, the return on the Notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	the volatility of the exchange rate between the U.S. dollar and relevant currencies in which the stocks or other securities that make up the relevant Index are denominated;

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the relative countries and between each country and its major trading partners; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

•

REGULATORS ARE INVESTIGATING POTENTIAL MANIPULATION OF PUBLISHED CURRENCY EXCHANGE RATES—It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on the return on your Notes and the trading market for your Notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact the return on your Notes.

If the Reference Asset is or includes the Hang Seng Index, the MSCI Emerging Markets Index or the MSCI Brazil Index, or otherwise includes an Index that tracks foreign securities in emerging markets:

•

THERE ARE RISKS ASSOCIATED WITH EMERGING MARKETS—An investment in the Notes will involve risks not generally associated with investments that have no emerging market component. In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and the unreliability of economic and financial data.

Other risks related to an Index

The applicable free writing prospectus or pricing supplement may set forth additional risk factors as to a specific Index that you should review prior to purchasing the Notes.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the Notes will be used as described under “Use of Proceeds and Hedging” in the accompanying Prospectus Supplement and “Use of Proceeds” in the accompanying Prospectus.

We may hedge our obligations under the Notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the Reference Asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the Notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the Notes decreases.

We expect to hedge our obligations under the Notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the Notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the Notes from time to time. See “Risk Factors—The estimated initial value of the Notes, which will be determined by us on the pricing date, is expected to be less than the price to public and may differ from the market value of the Notes in the secondary market, if any” and “—Our trading, hedging and other business activities may create conflicts of interest with you” above.

INDEX DESCRIPTIONS

This underlying supplement is not an offer to sell and it is not an offer to buy interests in any of the stocks or other securities comprising any Index. All disclosures contained in this underlying supplement regarding an Index, including its make-up, method of calculation and changes in its components, where applicable, are derived from publicly available information. That information reflects the policies of, and is subject to change by, the applicable Reference Sponsor (as defined herein). Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document. No website referenced herein is incorporated by reference in, or a part of, this document. Neither Marex nor any of its affiliates has made any independent investigation as to the adequacy or accuracy of information about any Index or any other constituent included in any Index contained in this underlying supplement. No Reference Sponsor is under any obligation to continue to publish, and may discontinue or suspend the publication of, the applicable Index at any time. You should make your own investigation into each applicable Index.

The disclosure relating to an Index contained in this document relates only to the offering of the Notes linked to a Reference Asset that is or includes that Index.

None of Marex, the agents or any of our respective affiliates accepts any responsibility for the calculation, maintenance or publication of the Indices described herein or any Successor Indices (as defined below).

If the Notes are linked to an Index not described in this underlying supplement, the applicable free writing prospectus or pricing supplement or a separate underlying supplement will provide information relating to that Index.

THE DOW JONES INDUSTRIAL AVERAGE®

S&P Dow Jones Indices LLC Publishes the INDU

The Dow Jones Industrial Average® (the “INDU”) is a price-weighted index of 30 blue-chip companies, which covers all industries except transportation and utilities.

According to S&P Dow Jones Indices LLC (“S&P”), the composition of the INDU is determined by the Averages Committee, which is composed of two representatives of The Wall Street Journal (the “WSJ”) and three representatives of S&P. There are no pre-determined criteria for selection of a component stock, except that the INDU is designed to measure the performance of some of the largest U.S. companies and provide suitable sector representation with the exception of the transportation industry group and utilities sector which are covered by other Dow Jones indices. While stock selection is not governed by quantitative rules, a stock typically is added to the index only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Maintaining adequate sector representation within the index is also a consideration in the selection process. The inclusion of any particular company in the INDU does not constitute a prediction as to the company’s future results of operations or stock market performance. For the sake of continuity, changes to the composition of the INDU are made on an as-needed basis, and typically occur following corporate actions or market developments. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Computation of the INDU

The INDU is a price-weighted index rather than a market capitalization-weighted index. In essence, the INDU consists of one share of each of the 30 stocks included in the INDU. Thus, the weightings of the components of the INDU are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding.

The INDU is calculated by adding up the prices of the 30 constituent stocks and dividing the total by a divisor. The divisor is adjusted to ensure the continuity of the INDU. The divisor is now an arbitrary number that reflects adjustments over time resulting from spin-offs, rights offerings, stock splits, stock dividends and other corporate actions, as well as additions to and deletions from the INDU. Accordingly, the divisor is no longer equal to the number of components in the INDU. The current divisor of INDU is published daily in the WSJ and other publications.

While S&P currently employs the above methodology to calculate the INDU, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the performance of the INDU.

License Agreement

Marex or one of its affiliates has entered into a nonexclusive license agreement providing for the license to Marex or to one of its affiliates, in exchange for a fee, of the right to use certain indices owned and published by S&P in connection with some products, including the Notes.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“Standard & Poor’s”) and Dow Jones®, DJIA®, The Dow® and INDU are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P and its affiliates and sublicensed for certain purposes by Marex. The INDU is a product of S&P and/or its affiliates, and is expected to be licensed for use by Marex.

The Notes are not sponsored, endorsed, sold or promoted by S&P, Dow Jones, Standard & Poor’s or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the INDU to track general market performance. S&P Dow Jones Indices’ only relationship to Marex with respect to the INDU is the licensing of the INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The INDU is determined, composed and calculated by S&P Dow Jones Indices without regard to Marex or the Notes. S&P Dow Jones Indices has no obligation to take the needs of Marex or the owners of the Notes into consideration in determining, composing or calculating the INDU. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Notes. There is no assurance that investment products based on the INDU will accurately track index performance or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within the INDU is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by Marex, but which may be similar to and competitive with the Notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the INDU. It is possible that this trading activity will affect the value of the INDU and the Notes.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MAREX, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDU OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MAREX, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

THE EURO STOXX 50® INDEX

STOXX Publishes the SX5E

The EURO STOXX 50® Index (the “SX5E”) was created by STOXX, which is owned by Deutsche Börse AG. Publication of the SX5E began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The SX5E is reported daily on the Bloomberg Professional® service under the symbol “SX5E” and on the STOXX website.

Index Composition and Maintenance

The SX5E is derived from the EURO STOXX index and represents the performance of the 50 largest companies among the 20 supersectors in terms of free-float market capitalization in the Eurozone. The SX5E has a fixed number of components and is part of the STOXX blue-chip index family. The SX5E captures about 60% of the free-float market cap of the EURO STOXX Total Market Index (TMI).

The SX5E is weighted by free float market capitalization. Each component’s weight is capped at 10% of the SX5E’s total free float market capitalization. Free float weights are reviewed quarterly and the SX5E’s composition is reviewed annually in September. The review cut-off date is the last trading day of August.

Within each of the 20 EURO STOXX Supersector indices, the component stocks are ranked by free float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All current component stocks are then added to the selection list. The stocks on the selection list are ranked by free float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the SX5E, and the remaining ten stocks are selected from the largest remaining stocks ranked between 41 and 60. If the component number is still below 50, then the largest remaining stocks on the selection list are added until the SX5E contains 50 stocks. In exceptional cases, STOXX may make additions and deletions to the selection list.

Index Calculation

The SX5E is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the index value can be expressed as follows:

The “free float market capitalization of the index” is equal to the sum of the product of the price, number of shares, free float factor and weighting cap factor for each component stock as of the time the SX5E is being calculated.

The SX5E is also subject to a divisor, which is adjusted to maintain the continuity of SX5E values despite changes due to corporate actions.

License Agreement

Marex or one of its affiliates has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use certain indices owned and published by STOXX in connection with some products, including the Notes.

STOXX and its licensors (the “Licensors”) have no relationship to Marex, other than the licensing of the SX5E and the related trademarks for use in connection with the Notes.

STOXX and its Licensors do not:

•	Sponsor, endorse, sell or promote the Notes.
•	Recommend that any person invest in the Notes or any other securities.
•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.
•	Have any responsibility or liability for the administration, management or marketing of the Notes.
•	Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the SX5E or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the Notes. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:
•	The results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the SX5E and the data included in the SX5E;
•	The accuracy or completeness of the SX5E and its data;
•	The merchantability and the fitness for a particular purpose or use of the SX5E and its data;
•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the SX5E or its data;
•

Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Marex and STOXX is solely for their benefit and not for the benefit of the owners of the Notes or any other third parties.

THE EURO STOXX® BANKS INDEX

STOXX Publishes the SX7E

The EURO STOXX® Banks Index (the “SX7E”) was created by STOXX, which is owned by Deutsche Börse AG. Publication of the SX7E began on June 15, 1998, based on an initial index value of 100 at December 31, 1991. The SX7E is reported daily on the Bloomberg Professional® service under the symbol “SX7E” and on the STOXX website.

Index Composition and Maintenance

The SX7E is one of the 20 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index. The STOXX® Europe 600 Index contains the 600 largest stocks traded on the major exchanges of 17 European countries and is organized into the following 20 supersectors: technology; telecommunications; health care; banks; financial services; insurance; real estate; automobiles and parts; consumer products and services; media; retail; travel and leisure; food; beverage and tobacco; personal care; drug and grocery stores; construction and materials; industrial goods and services; basic resources; chemicals; energy; and utilities. The SX7E includes companies in the banks supersector, which tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions.

The SX7E is weighted by free float market capitalization. All components are subject to a 30% capping for the largest company and a 15% capping for the second-largest company. Free float weights are reviewed quarterly.

The composition of each of the EURO STOXX® Supersector indices is reviewed quarterly. Changes to the component stocks are implemented on the third Friday in each of March, June, September and December and are effective the following trading day. All index components will be adjusted for corporate actions.

Index Calculation

The SX7E is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the index value can be expressed as follows:

The “free float market capitalization of the SX7E” is equal to the sum of the product of the price, number of shares, free float factor and weighting cap factor for each component stock as of the time the SX7E is being calculated.

The SX7E is also subject to a divisor, which is adjusted to maintain the continuity of SX7E values despite changes due to corporate actions.

License Agreement

Marex or one of its affiliates has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use certain indices owned and published by STOXX in connection with some products, including the Notes.

STOXX and its licensors (the “Licensors”) have no relationship to Marex, other than the licensing of the SX7E and the related trademarks for use in connection with the Notes.

STOXX and its Licensors do not:

•	Sponsor, endorse, sell or promote the Notes.
•	Recommend that any person invest in the Notes or any other securities.
•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.
•	Have any responsibility or liability for the administration, management or marketing of the Notes.
•	Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the SX7E or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the Notes. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:
•	The results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the SX7E and the data included in the SX7E;
•	The accuracy or completeness of the SX7E and its data;
•	The merchantability and the fitness for a particular purpose or use of the SX7E and its data;
•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the SX7E or its data;
•

Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Marex or one of its affiliates and STOXX is solely for their benefit and not for the benefit of the owners of the Notes or any other third parties.

THE FTSE® 100 INDEX

FTSE Russell Publishes the UKX

The FTSE® 100 Index (the “UKX”) is a market-capitalization weighted index of blue chip companies listed on the London Stock Exchange (the “LSE”). The UKX is calculated, published and disseminated by FTSE Russell (“FTSE”), an independent company wholly owned by the London Stock Exchange Group plc (the “LSEG”). The UKX is designed to measure the performance of the 100 largest companies traded on the LSE that pass screening for size and liquidity. The 100 constituents included in the UKX are all traded on the LSE’s SETS trading system. The UKX was launched on January 3, 1984 and has a base date of December 30, 1983. The UKX is reported by Bloomberg Professional® service under the ticker symbol “UKX.”

The UKX is calculated by (i) multiplying the per share price of each stock included in the UKX by the number of outstanding shares and by the free float factor applicable to such stock, (ii) calculating the sum of all these products (such sum referred to hereinafter as the “FTSE Aggregate Market Value”) as of the starting date of the UKX and (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the total issued share capital of the UKX on the base date and which can be adjusted to allow changes in the issued share capital of individual underlying stocks (including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits) to be made without distorting the UKX. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire UKX than will movements in share prices of companies with relatively smaller market capitalization.

The 100 stocks included in the UKX (the “UKX Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks based on screens designed to ensure (i) minimum liquidity standards are met, (ii) accurate and reliable price information is available, (iii) minimum voting rights standards (generally, that greater than 5% of the company’s voting rights are in the hands of unrestricted shareholders) are met, (iv) minimum free float standards (10% if incorporated in the U.K. and 25% in non-U.K. incorporated) are achieved, and (v) other specified standards are observed. The UKX Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the UKX Underlying Stocks is available from FTSE. The UKX is reviewed quarterly by FTSE. The results of the periodic review will be shown to the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee at their next quarterly meeting in order to maintain continuity in the level. The UKX Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the UKX if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased to be a viable component of the UKX. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market value.

License Agreement

Marex or one of its affiliates has entered into a non-exclusive license agreement with FTSE, whereby Marex and its affiliates and subsidiary companies and certain of its affiliates, in exchange for a fee, will be permitted to use the UKX, which is owned and published by FTSE, in connection with certain products, including the Notes.

Neither FTSE nor the LSE makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in structured products generally or in the Notes particularly, or the ability of the UKX to track general stock market performance. FTSE and the LSE’s only relationship with Marex is the licensing of certain trademarks and trade names of FTSE, respectively, without regard to us or the Notes. FTSE and the LSE have no obligation to take the needs of us or the holders of the Notes into consideration in determining, composing or calculating the UKX Neither FTSE nor the LSE is responsible for and has not participated in the determination of the timing, price or quantity of the Notes to be issued or in the determination or calculation of the amount due at maturity of the Notes. Neither FTSE nor the LSE has any obligation or liability in connection with the administration, marketing or trading of the Notes.

The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE or the LSE, and neither FTSE nor the LSE makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the UKX and/or the figure at which the said component stands at any particular time on any particular day or otherwise. The UKX is compiled and calculated by FTSE. However, neither FTSE nor the LSE shall be liable (whether in negligence or otherwise) to any person for any error in the UKX and neither FTSE nor the LSE shall be under any obligation to advise any person of any error therein.

“FTSE®,” “FTSETM,” and “Footsie®” are trademarks of the London Stock Exchange Group companies and are used by FTSE International Limited under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE International Limited.

THE HANG SENG INDEX

Hang Seng Indexes Company Limited Publishes the HSI

The Hang Seng Index (the “HSI”) is calculated, maintained and published by Hang Seng Indexes Company Limited (“HSIL”) in concert with the HSI Advisory Committee and was first developed, calculated and published on November 24, 1969. The HSI is a free float-adjusted market capitalization weighted stock market index that is designed to reflect the performance of the Hong Kong stock market.

Only companies with a primary listing on the main board of the Stock Exchange of Hong Kong (“SEHK”) are eligible as constituents of the HSI. The HSI excludes stapled securities, secondary-listed foreign companies, biotech companies with stock names ended with marker “B”, investment companies listed under Chapter 21 of the Listing Rules of SEHK, and companies that trigger compulsory delisting. Constituents that become subject to compulsory delisting will be removed from all relevant Hang Seng indexes at the nearest regular rebalancing date or as soon as practicable after the delisting announcement. In addition, to be eligible for selection, a company: (1) must be among those that constitute the top 90% of the total market value of all primary listed shares on the SEHK (the market value of a company refers to the average of its month-end market capitalizations for the past 12 months of any review period excluding suspended trading day(s)); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the SEHK in a sufficient number of measurement sub-periods (turnover is assessed over the last eight quarterly sub-periods: if a company was in the top 90% in any of the most recent four sub-periods, it receives two points; if it was in the top 90% in any of the latter four sub-periods, it receives one point. A company must attain a “score” of eight points to meet the turnover requirement); and (3) should normally have a listing history of 24 months (there are exceptions for companies that have shorter listing histories but large market values and/or high turnover scores). From the many eligible candidates, final selections are based on the following principles: (1) the market capitalization of the companies; (2) the turnover rankings of the companies; (3) the representation of the sub-sectors within the HSI directly reflecting that of the market; and (4) the financial performance of the companies.

Index Calculation

The calculation methodology of the HSI is a free float-adjusted market capitalization weighting with a specified cap on individual constituents. The initial weightings of the constituents are derived in accordance with the free float-adjusted market value and are capped at 10%. The formula for the index calculation is as follows:

where:

Pt   :   current price at day t;

Pt-1   :   closing price at day t-1;

IS    :   number of issued shares;

FAF   :   free float-adjusted factor, which is between 0 and 1; and

CF   :   capping factor, which is between 0 and 1.

AF   :   adjustment factor

The adjustment of the free float-adjusted factors, the calculation of the cap factors and the update of issued shares will be undertaken quarterly. The HSI will also be recapped in the event of constituent changes if the newly added component weighting is higher than the index cap level.

License Agreement

Marex or one of its affiliates expects to enter into a non-exclusive license agreement with HSIL and Hang Seng Data Services Limited whereby Marex or one of its affiliates, in exchange for a fee, is expected to be permitted to use the HSI in connection with certain securities, including the Notes. Marex is not affiliated with HSIL; the only relationship between HSIL and Marex will be any licensing of the use of HSIL’s indices and trademarks related to them.

THE HSI IS PUBLISHED AND COMPILED BY HSI SERVICES LIMITED PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED. THE MARK AND NAME HANG SENG CHINA ENTERPRISES INDEX ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED. HSI SERVICES LIMITED AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE HSI BY MAREX IN CONNECTION WITH THE NOTES, BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE NOTES OR ANY OTHER PERSON (I) THE ACCURACY OR COMPLETENESS OF THE HSI AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (II) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HSI

OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (III) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HSI OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HSI IS GIVEN OR MAY BE IMPLIED. THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE HSI AND ANY OF THE RELATED FORMULA OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HSI SERVICES LIMITED WITHOUT NOTICE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (I) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HSI BY MAREX IN CONNECTION WITH THE NOTES; OR (II) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HSI; OR (III) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HSI WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (IV) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE NOTES OR ANY OTHER PERSON DEALING WITH THE NOTES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE NOTES IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE NOTES. ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE NOTES DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HSI SERVICES LIMITED AND HANG SENG DATA SERVICES LIMITED. FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

THE JPX-NIKKEI INDEX 400

General

The JPX-Nikkei Index 400 (the “JPNK400”) is calculated, maintained and published by JPX Market Innovation & Research, Inc. (“JPXI”) and Nikkei Inc. (“Nikkei”) (collectively, for purposes of this section, the “index sponsor”). The JPNK400 is reported by Bloomberg under the ticker symbol “JPNK400.”

The JPNK400 is composed of common stocks whose main market is the Tokyo Stock Exchange Prime Market, Standard Market or Growth Market (in principle). Stocks included in the JPNK400 are selected based on market capitalization, trading value, return on equity, and other factors, as described in more detail below. The JPNK400 was first calculated and published on January 6, 2014. The inception value of the JPNK400 was 10,000 on August 30, 2013.

Additional information relating to the composition and calculation of the JPNK400 is available on the index sponsor’s website: http://www.jpx.co.jp/english/markets/indices/jpx-nikkei400/. However, information included in that website shall not be deemed to be included or incorporated by reference in this document.

Index Composition and Maintenance

The index components are selected based on the selection criteria applied as of the final business day of June (the “base selection date”). The calculation of the JPNK400 using the new constituents will begin at the final business day of August following the periodic review. The selection process and criteria are as follows:

(1) 1,000 stocks are selected from 1,200 stocks based on their trading value over the past three years and their market value on the base selection date. Stocks are excluded from selection if they fall under any of the following criteria:

•	the stock has been listed for less than three years (excluding a company which underwent technical listing and was listed for 3 or more years prior to delisting);

•	the company fails to disclose its latest earnings report or internal control report, except in cases that the index sponsor deems this to be unavoidable;

•	the company’s liabilities have been in excess of its assets during any of the past three fiscal years;

•	the company has had an operating loss in each of the past three fiscal years;

•	the company has had a net loss in each of the past three fiscal years;

•	the company’s financials have disclosed doubt regarding its ability to continue as a going concern;

•

there has been disclosure of insufficient financial controls or that it is not possible to release appraisal of internal controls in the internal control report pertaining to the most recent earnings period;

•	the stock has been designated as a security to be delisted or security on alert; or

•	certain listing violations have occurred over the past year.

(2) Each stock is scored by (a) three-year average return on equity (“ROE”) (weighted 40%), (b) three-year cumulative operating profit (weighted 40%) and (c) market capitalization on the base selection date (weighted 20%).

For companies using Japanese general accounting standards, the 3-year average ROE shall be calculated as follows:

Three-year cumulative operating profit is the sum of reported operating profit over the past three years.

The market capitalization of a stock is calculated based on the number of listed shares multiplied by its closing share price as of the annual base selection date.

(3) 400 stocks are selected by the final ranking with the scores calculated above in (2) and qualitative factors from the perspectives of corporate governance and disclosure. These factors are applied as of the base selection date and include the appointment of at least two independent outside directors, releasing the most recent earnings report according to international financial reporting standards and the release of English language earnings information via Timely Disclosure Network. The final score for each stock equals the sum of the score calculated above in (2) plus the score from the qualitative factors. Stocks are ranked from highest to lowest based on their final scores, with the exception that stocks whose three-year average ROE or most recent ROE is negative or whose three-year cumulative operating profit is negative are moved to the bottom of the ranking. In the event of a tie in final scores, the stock with the higher market capitalization is ranked higher.

Periodic Review. Periodic review of constituents occurs annually in August with data on the base selection date. The top 440 issues are selected according to the rankings specified above from the eligible stocks as of the base selection date. If the number of constituents selected according to the rankings specified above, the top ranking stocks that meet the two conditions indicated below are selected until the number of constituents reaches 400.

•	Either 3-year average ROE or latest ROE surpasses the median ranking; or

•	Ranking is at or within the top ranking 400 stocks in above

If the number of selected stocks still does not reach 400, then the non-selected top ranking 400 stocks based on their final scores are selected according to the rankings of 3-year average ROE until the number of constituents reaches 400.

Removal and inclusion of constituents in addition to periodic review. If constituents are delisted, designated as securities to be delisted, or designated as securities on alert outside of the periodic review, they are removed from the JPNK400. No supplementary inclusions are made to meet the intended number of constituents. If a constituent is delisted due to corporate events, such as consolidation, merger, acquisition or spinoffs, the resulting entity may be included as a constituent under certain conditions.

Index Calculation

The JPNK400 is calculated using free-float adjusted market value weighting and is calculated to two decimal places. The level of the JPNK400 equals the current total free-float adjusted market value divided by the base market value, and multiplied by the base point of 10,000. The market value is the sum of the number of shares of each constituent stock multiplied by its stock price. The base market value is adjusted to maintain continuity in the JPNK400 when the market value of constituents changes for non-market reasons. The weight of each index component is capped at 1.5% of the JPNK400, and if any component exceeds that weight, it is adjusted downwards at the time of the annual review. In case of delisting of the components due to a merger, bankruptcy, or other corporate event, new stocks are not added until the next annual review.

The free-float adjustment market value is determined by excluding the estimated number of listed shares that are deemed not to be available for trading in the market, using publicly available documents. Shares that are not treated as available are, among others, shares held by specified types of major shareholders, and shares held by board members and other representatives. The free-float weights are reviewed annually for each index component, with the announcement and effective date for each index component occurring on a quarterly basis, depending upon the relevant company’s earnings release schedule. In addition to this annual review, the index sponsors may also adjust a company’s free-float weight to reflect extraordinary events.

License Agreement

We expect to enter into an agreement with the index sponsor providing us with a non-exclusive license with the right to use the JPNK400 in exchange for a fee. The JPNK400 is the intellectual property of the index sponsor.

The JPNK400 is a copyrighted material using a methodology independently developed and created by the index sponsor, and the index sponsor owns the copyrights and other intellectual property rights subsisting in the JPNK400 itself and the methodology used to calculate the JPNK400. Ownership of trademarks and any other intellectual property rights with respect to the marks to indicate the JPNK400 belong to the index sponsor. The Notes are arranged, managed and sold exclusively at the risk of Marex, and the index sponsor does not guarantee the Notes and shall assume no obligation or responsibility with respect to the Notes.

The index sponsor shall not be obligated to continuously publish the JPNK400 and shall not be liable for any errors, delays, or suspensions of the publication of the JPNK400. The index sponsor shall have the right to change the composition of the stocks included in the JPNK400, the calculation methodology of the JPNK400 or any other details of the JPNK400 and shall have the right to discontinue the publication of the JPNK400 at any time.

THE MSCI INDICES

MSCI, Inc. Publishes the MSCI Indices

MSCI, Inc. (“MSCI”) calculates and maintains indices that are part of the “MSCI Global Investable Market Indexes” (the “MSCI Indices”), including the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Europe Index and the MSCI Brazil Index.

Description of the MSCI Indices

The MSCI EAFE Index

The MSCI EAFE Index is an equity index which aims to captures large- and mid-cap representation across 21 developed markets countries around the world, excluding the United States and Canada. The MSCI EAFE Index currently covers approximately 85% of the free float-adjusted market capitalization in each country. It currently consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the U.K. It is based on the MSCI Global Investable Market Indexes methodology, which emphasizes index liquidity, investability and replicability. The MSCI EAFE Index has a base value of 100 and a base date of December 31, 1969.

The MSCI EAFE Price Index in USD is reported by Bloomberg Professional® service under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets. The MSCI Emerging Markets Index offers a representation of emerging markets based on the following countries as of the date of this document Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index currently covers approximately 85% of the free float-adjusted market capitalization in each country. It is based on the MSCI Global Investable Market Indexes methodology, which emphasizes index liquidity, investability and replicability.

The MSCI Emerging Markets® Price Index in USD is reported by Bloomberg Professional® service under the ticker symbol “MXEF.”

The MSCI Europe Index

The MSCI Europe Index offers a representation of developed markets in Europe including the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the U.K. The MSCI Europe Index currently covers approximately 85% of the free float adjusted market capitalization of each country. It is based on the MSCI Global Investable Market Indexes methodology, which emphasizes index liquidity, investability and replicability.

The MSCI Europe Price Index in USD is reported by Bloomberg Professional® service under the ticker symbol “MXEU.”

The MSCI Brazil Index

The MSCI Brazil Index is a free float-adjusted, capitalization-weighted index that is designed to measure the performance of the large- and mid-cap segments of the Brazilian equity market. The MSCI Brazil Index currently covers approximately 85% of the Brazilian equity universe. The U.S. dollar price return version of the MSCI Brazil Index is reported by Bloomberg under the ticker symbol “MXBR.”

MSCI Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) identifying eligible equity securities and classifying those eligible securities into the appropriate country (defining the “Equity Universe”); (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market (determining the “Market Investable Equity Universe” for each market); (iii) determining market capitalization size-segments for each market; (iv) applying index continuity rules for an index that includes 85% ± 5% of the Market Investable Equity Universe (the “MSCI Standard Index”); (v) creating style segments within each size-segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in countries which are classified as either developed markets (“Developed Market” or “DM”) or emerging markets (“Emerging Market” or “EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (U.S. Business Development Companies are eligible), exchange-traded funds, equity derivatives, limited partnerships structured to be taxed as limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. REITs in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) is classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by (i) identifying an eligible listing for each security in the Equity Universe and (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) “Equity Universe Minimum Size Requirement”: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. To determine this minimum size requirement, the companies in the DM Equity Universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM Equity Universe is calculated at each company. When the cumulative free float-adjusted market capitalization coverage of 99% of the sorted Equity Universe is achieved, the full market capitalization of the company at that point defines the Equity Universe Minimum Size Requirement.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. A minimum liquidity level of 20% of 3-month Annualized Traded Value Ratio (“ATVR”) and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market. In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depositary Receipt if it is trading in the same geographical region. Depositary Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3-month Frequency of Trading. In addition, securities with stock prices above USD 10,000 fail the liquidity screening unless they are already constituents of the MSCI Global Investable Market Indices.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) “Minimum Length of Trading Requirement”: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non index-constituents are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a quarterly or semi-annual index review.

(vi) Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit (FOL) to be eligible for inclusion in a Market Investable Equity

Universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size-Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large Cap + Mid Cap + Small Cap): 99%+1% or -0.5%

•	Standard Index (Large Cap + Mid Cap): 85% ± 5%

•	Large Cap Index: 70% ± 5%

•	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

•

Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Creating the Size-Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size-segment; (ii) determining the Global Minimum Size Range for each size-segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size-segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size-Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the GICS. The GICS entails four levels of classification: (1) specific sector; (2) industry group; (3) industries; and (4) sub-industries or a combination of these. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

Where:

•	Price Index Level USDt-1 is the Price Index level in USD at time t-1

•	Index Adjusted Market Cap USDt is the Adjusted Market Capitalization of the index in USD at time t

•	Index Initial Market Cap USDt is the Initial Market Capitalization of the index in USD at time t

•	Price Index Level Localt-1 is the Price Index level in local currency at time t-1

•	Index Adjusted Market Cap For Localt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Index Market Capitalization

Index Adjusted Market Cap USDt =

Index Adjusted Market Cap For Localt =

Index Initial Market Cap USDt =

Where:

•	End Of Day Number Of Sharest-1 is the number of shares of security s at the end of day t-1.

•	Price Per Sharet is the price per share of security s at time t.

•	Price Per Sharet-1 is the price per share of security s at time t-1.

•

Inclusion Factort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•

ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira, ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Security Index of Price in Local Currency

The Security Index of Price is distributed in MSCI daily and monthly security products. It represents the price return from period to period by utilizing the concept of an index of performance with an arbitrary base value. The index of price is fully adjusted for capital changes and is expressed in local currency.

Where:

•	Security Price Index Levelt-1 is Security Price Index level at time t-1.

•	Security Adjusted Market Cap For Localt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	Security Initial Market Cap USDt is the Initial Market Capitalization of security s in USD at time t.

•	End Of Day Number Of Sharest-1 is the number of shares of security s at time t-1.

•	Price Per Sharet is the price per share of security s at time t.

•	Price Per Sharet-1 is the price per share of security s at time t-1.

•

Inclusion Factort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor (“PAF”) of security s at time t.

•	FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•

ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Maintenance of and Changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments. In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and low turnover.

Starting with the February 2023 index review, MSCI transitioned to a quarterly comprehensive index review. MSCI employs the index semi-annual index review maintenance methodology for the quarterly comprehensive index reviews. The quarterly comprehensive index reviews will occur each February, May, August and November. Such reviews will include:

•	Updating the indexes on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating foreign inclusion factors and number of shares.

Ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, and other similar corporate events.

Based on these reviews, additional components may be added, and current components may be removed, at any time. MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and Exchange Rate

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such. MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the closing spot rates published by WM / Reuters at 4:00 PM London time. MSCI uses WM / Reuters rates for all countries for which it provides indices.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are normally used.

MSCI independently monitors the exchange rates on all its indices and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM / Reuters rates are not available, or if MSCI determines that the WM / Reuters rates are not reflective of market circumstances for a given currency on a particular day. In such circumstances, an announcement would be sent to clients with the related information. If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

License Agreement

Marex or one of its affiliates has entered into a non-exclusive license agreement with MSCI whereby Marex and certain of its affiliates, in exchange for a fee, are permitted to use certain MSCI Indices in connection with certain securities, including the Notes. We are not affiliated with MSCI, the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MAREX. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OR THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF

THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OF IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the Notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE NASDAQ-100 INDEX®

The Nasdaq, Inc. Publishes the NDX

The Nasdaq-100 Index® (the “NDX”) is a modified market capitalization-weighted index of 100 of the largest non-financial companies listed on The Nasdaq Stock Market based on market capitalization. It does not contain securities of financial companies (based on the Financials industry classification according to the Industry Classification Benchmark). The NDX, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. Current information regarding the market value of the NDX is available from Nasdaq, Inc. (“Nasdaq”) as well as numerous market information services. The NDX is reported by Bloomberg Professional® service under the ticker symbol “NDX.”

The share weights of the component securities of the NDX at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NDX is directly proportional to the value of its share weight.

Calculation of the NDX

At any moment in time, the level of the NDX equals the aggregate value of the then-current share weights of each of the component securities, which are based on the total shares outstanding of each such component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported level of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude, which is more desirable for reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

Initial Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must be listed on The Nasdaq Stock Market and meet the following criteria:

•	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must generally be a common stock, a tracking stock or an American Depositary Receipt, including New York Registry Share;

•	the security must have a three-month average daily traded value of at least $5 million (USD);

•	a security must have a free float of at least 10%;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•

the issuer of the security must have “seasoned” on an eligible exchange, which includes the Nasdaq Stock Market (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months, excluding the first month of initial listing. Eligibility is determined as of the constituent selection reference date, and includes that month. A security that was added to the index as the result of a spin-off event will be exempt from the seasoning requirement.

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NDX the following criteria apply:

•	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily traded value of at least $ 5 million (USD) in the previous three-month trading period as measured annually during the ranking review process described below;

•	a security must have a free float of at least 10%;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement that would likely result in the security no longer being eligible;

•

the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event that a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

These eligibility criteria may be revised from time to time by Nasdaq without regard to the Notes.

Annual Ranking Review

The component securities are evaluated on an annual basis (the “Ranking Review”), except under extraordinary circumstances, which may result in an interim evaluation, as follows. Issuers that meet the applicable eligibility criteria are ranked by market value. The top 75 ranked issuers will be selected for inclusion. Any other issuers that were already members of the NDX and are ranked within the top 100 are also selected for inclusion. In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in the index ranked in positions 101-125 as long as they were: a. ranked in the top 100 as of the reference date of the previous reconstitution, or b. added as a replacement since the previous reconstitution, or c. added as the result of a spinoff event since the previous reconstitution. In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the NDX. .

Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a component security is determined by Nasdaq to become ineligible for continued inclusion in the NDX, the security will be replaced with the largest market capitalization security, as of the prior month end, meeting the eligibility criteria listed above and not currently included in the NDX.

Index Maintenance

In addition to the Ranking Review, the securities in the NDX are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from corporate events, such as stock dividends, stock splits and certain spin-offs and rights issuances. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 10%, that change will be made to the NDX as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.

In either case, the share weights for those component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in those securities. Ordinarily, whenever there is a change in the share weights, a change in a component security, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NDX that might otherwise be caused by any of those changes. All changes will be announced in advance.

Index Rebalancing

The NDX is rebalanced on a quarterly basis in March, June, September and December. The rebalance uses the total shares outstanding and last sale price of all securities included in the NDX as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced after market close on the second Friday in March, June, September and December and become effective at market open on the first trading day following the third Friday in March, June, September and December.

A special rebalance may be triggered if, based on end-of-day values, any company’s weight exceeds 24% or the aggregate weight of the companies whose weight exceeds 4.5% exceeds 48%. Notice of a special rebalance, including the effective date and reference date, will be published in advance.

License Agreement

Marex or one of its affiliates has entered into a non-exclusive license agreement with Nasdaq whereby Marex and certain of its affiliates, in exchange for a fee, are permitted to use the NDX in connection with certain securities, including the Notes. We are not affiliated with Nasdaq, the only relationship between Nasdaq and us is any licensing of the use of the NDX and trademarks relating to it.

The Notes are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the Corporations). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Notes. The Corporations make no representation or warranty, express or implied to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the NDX to track general stock market performance. The Corporations’ only relationship to Marex (Licensee) is in the licensing of the Nasdaq-100®, NDX, and Nasdaq trademarks or service marks, and certain trade names of the Corporations and the use of the NDX which is determined, composed and calculated by Nasdaq without regard to Licensee or the Notes. Nasdaq has no obligation to take the needs of the Licensee or the owners of the Notes into consideration in determining, composing or calculating the NDX. The Corporations are not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI STOCK AVERAGE

Nikkei Inc. Publishes the NKY

The Nikkei Stock Average (the “NKY”) was developed, and is calculated, maintained and published, by Nikkei Inc. The NKY is also commonly referred to as the Nikkei 225. The NKY is reported by Bloomberg Professional® service under the symbol “NKY.”

The NKY is an adjusted price weight index that measures the composite price performance of selected Japanese stocks. The NKY is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the NKY) be included in the NKY.

The 225 companies included in the NKY are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology—pharmaceuticals, electric machinery, automobiles and auto parts, precision instruments, communications;

•	Financials—banking, other financial services, securities, insurance;

•	Consumer Goods—fishery, foods, retail, services;

•	Materials—mining, textiles and apparel, paper and pulp, chemicals, petroleum, rubber, glass and ceramics, steel, nonferrous metals, trading companies;

•	Capital Goods/Others—construction, machinery, shipbuilding, transportation equipment, other manufacturing, real estate; and

•	Transportation and Utilities—railway and bus, land transport, marine transport, air transport, warehousing, electric power, gas.

Calculation of the NKY

The NKY is a price-weighted equity index (i.e., a Nikkei Underlying Stock’s weight in the NKY is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 (the date on which the TSE was reopened after World War II) using historical numbers from that date. The Divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the NKY are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the NKY is calculated once every 5 seconds during TSE trading hours.

In order to maintain continuity in the NKY in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the NKY is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the NKY. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the NKY immediately after such change) will equal the level of the NKY immediately prior to the change.

Standards for Listing and Maintenance

A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing on the TSE Prime Market due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) designed to be “securities to be delisted” or “securities on alert”, (ii) delisted due to corporate restructuring such as merger, share exchange or share transfer, or (iii) transfer to the market other than the TSE Prime Market. In addition, component stocks designated as “securities under supervision” remain to be constituents at the time of designation. However, Nikkei Inc. may replace such a constituent with a pre-announcement when it is highly inappropriate to keep such stock as a constituent (e.g., the probability of delisting is extremely high). Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. A list of the issuers of the Nikkei Underlying Stocks constituting the NKY is available from the Nikkei

Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the NKY.

Property Rights and Disclaimers

The Nikkei Stock Average is an intellectual property of Nikkei Inc. “Nikkei,” “Nikkei Stock Average,” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the NKY. Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc. calculates and disseminates the NKY under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively the “Nikkei Index Sponsor.”

The Notes are not in any way sponsored, endorsed or promoted by the Nikkei Index Sponsor. The Nikkei Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the NKY or the figure as which the NKY stands at any particular day or otherwise. The NKY is compiled and calculated solely by the Nikkei Index Sponsor. However, the Nikkei Index Sponsor shall not be liable to any person for any error in the NKY and the Nikkei Index Sponsor shall not be under any obligation to advise any person, including a purchase or vendor of the Notes, of any error therein.

In addition, the Nikkei Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the NKY and is under no obligation to continue the calculation, publication and dissemination of the NKY.

THE RUSSELL INDICES

Each of the Russell 1000® Index, the Russell 2000® Index and the Russell 3000® Index (each, a “Russell U.S. index” and collectively, the “Russell U.S. indices”) is calculated, maintained and published by FTSE Russell, which is wholly owned by LSEG.

The Russell 1000® Index

The Russell 1000® Index measures the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes approximately 1,000 of the largest securities in the U.S. equity market. The Russell 1000® Index represents approximately 93% of the U.S. equity market. The Russell 1000® Index is reported by Bloomberg under the ticker symbol “RIY.”

The Russell 2000® Index

The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes approximately 2,000 of the smallest securities in the U.S. equity market. The Russell 2000® Index is reported by Bloomberg under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies representing approximately 98% of the investable U.S. equity market. The Russell 3000® Index is constructed to provide a comprehensive, unbiased and stable barometer of the broad market and is completely reconstituted annually to ensure new and growing equities are included. The Russell 3000® Index is reported by Bloomberg under the ticker symbol “RAY.”

Defining Eligible Securities

All companies that are determined to be part of the U.S. equity market under FTSE Russell’s country-assignment methodology are included in the Russell U.S. indices. If a company is incorporated in, has a stated headquarters location in, and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, FTSE Russell then defines three Home Country Indicators (“HCI”): country of incorporation, country of headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. Using the HCIs, FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary location of the company’s revenues for the same cross-comparison and will assign the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country where its headquarters are located unless the country is a benefit driven incorporation country; in which case, the company will be assigned to the country of its most liquid stock exchange. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell U.S. indices. An “N Share” is a company incorporated outside of mainland China that trades on the NYSE, the Nasdaq exchange or the NYSE American. An N Share will have a headquarter or principle executive office or its establishment in mainland China, with a majority of its revenues or assets derived from the People’s Republic of China.

All securities eligible for inclusion in Russell U.S. indices must trade on an eligible U.S. exchange. The eligible U.S. exchanges are: CBOE, NYSE, NYSE American, Nasdaq and ARCA. Bulletin board, pink-sheets, and over-the-counter (“OTC”) traded securities are not eligible for inclusion, including securities for which prices are displayed on the FINRA ADF.

Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts are not eligible for inclusion in the Russell U.S. indices. Royalty trusts, U.S. limited liability companies, closed-end investment companies, blank-check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. indices. Business development companies, exchange traded funds and mutual funds are also excluded.

If an eligible company trades under multiple share classes, FTSE Russell will review each share class independently for U.S. index inclusion. A stock must have a closing price at or above $1.00 (on its primary exchange) on the rank day to be considered eligible for inclusion. In order to reduce unnecessary turnover, if an existing index member’s closing price is less than $1.00 on rank day, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the 30 days prior to the rank day is equal to or greater than $1.00. If an existing index member does not trade on the rank day, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. A stock added during the quarterly IPOs process is considered a new index addition and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the IPO eligibility period in order to qualify for index inclusion. Companies with a total market capitalization of less than $30 million are not eligible for inclusion in the Russell U.S. indices. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the Russell U.S. indices.

Annual Reconstitution

Annual reconstitution is the process by which all Russell indices are completely rebuilt. Reconstitution is a vital part of the creation of a benchmark which accurately represents a particular market segment. Companies may get bigger or smaller over time, or periodically undergo changes in their style characteristics. Reconstitution ensures that the companies continue to be correctly represented in the appropriate Russell indices.

On the rank day, all eligible securities are ranked by their total market capitalization. The largest 4,000 become the Russell 3000E Index, and the other Russell U.S. indices are determined from that set of securities. If there are not 4,000 eligible securities in the U.S. market, the entire eligible set is included.

Reconstitution occurs on the fourth Friday in June. A full calendar for reconstitution is published each spring.

Eligible IPOs are added to the Russell U.S. indices quarterly to ensure that new additions to the institutional investing opportunity set are reflected in the representative indices. FTSE Russell focuses on IPOs each quarter because it is important to reflect market additions between reconstitution periods. Companies filing an IPO registration statement (or the local equivalent when outside the United States) and listing with the same quarter on an eligible U.S. exchange are reviewed for eligibility regardless of previous trading activity (exceptional or unique events may induce extraordinary treatment which will be communicated appropriately). Companies currently trading on foreign exchanges or OTC markets will be reviewed for eligibility if: (1) the company files an IPO statement for an eligible U.S. exchange; and (2) the offering is announced to the market and confirmed by FTSE Russell’s vendors as an IPO.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell U.S. indices are weighted by their available (also called “float-adjusted”) market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution, during quarterly update cycles and for corporate actions such as mergers.

Certain types of shares are considered restricted and removed from total market capitalization to arrive at free float or available market capitalization, such as shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments), shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated, and shares with high shareholding concentration, etc.

Corporate Action-Driven Changes

FTSE Russell defines a corporate action as an action on shareholders with a prescribed ex-date (e.g., rights issue, special dividend, stock split). The share price and indices in which the company is included will be subject to an adjustment on the ex-date. This is a mandatory event. FTSE Russell defines a corporate event as a reaction to company news (event) that might impact the index depending on the index rules. FTSE Russell applies corporate actions and events to its indices on a daily basis. Depending upon the time an action is determined to be final, FTSE Russell will either (1) apply the action before the open on the ex-date, or (2) apply the action providing appropriate notice, referred to as “delayed action.”

For merger and spin-off transactions that are effective between rank day and the business day immediately before the index lock down takes effect prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action. For corporate events that occur during the reconstitution lock down period (which take effect from the open on the first day of the lock-down period onwards), market capitalizations and memberships will not be reevaluated. Non index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.

If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, FTSE Russell evaluates the additional share class for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets the minimum size requirement (above the minimum market capitalization breakpoint defined as the smallest member of the Russell 3000E Index from the previous rebalance, adjusted for performance to date.) Index membership of additional share classes that are added due to corporate actions will mirror that of the pricing vehicle, as will style and stability probabilities. If the distributed shares of an additional share class do not meet eligibility requirements, they will not be added to the index (the distributed shares may be added to the index temporarily until they are settled and listed to enable index replication).

“No Replacement” Rule: Securities that leave a Russell U.S. index for any reason (e.g., mergers, acquisitions or other similar corporate activities) are not replaced. Thus, the number of securities in a Russell U.S. index over the year will fluctuate according to corporate activity.

To maintain representativeness and maximize the available investment opportunity for index managers, the Russell U.S. indices are reviewed quarterly for updates to shares outstanding and to free floats used within the index calculation. The changes are implemented quarterly, on the third Friday of March, September and December (after the close). The June reconstitution will continue to be implemented on the last Friday of June (unless the last Friday occurs on the 29th or 30th, in which case reconstitution will occur on the Friday prior).

License Agreement

We and FTSE Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use certain Russell U.S. indices in connection with the Notes. The license agreement between FTSE Russell and us provides that language substantially the same as the following language must be stated in this underlying supplement.

The Russell U.S. indices are the intellectual property of FTSE Russell. FTSE Russell reserves all rights including copyright, to Russell U.S. indices.

The Notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in Notes generally or in these Notes particularly or the ability of the Russell U.S. indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell U.S. indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the Notes upon which the Russell U.S. indices are based.

FTSE Russell’s only relationship to us is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell U.S. indices which are determined, composed and calculated by FTSE Russell without regard to us or the Notes. FTSE Russell is not responsible for and has not reviewed the Notes, nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell U.S. indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the Notes.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE RUSSELL U.S. INDICES TO INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE S&P/ASX 200 INDEX

S&P Publishes the AS51

The S&P/ASX 200 Index (the “AS51”) is intended to provide exposure to the largest 200 eligible securities that are listed on the Australian Securities Exchange (“ASX”) by float-adjusted market capitalization. The AS51 was first launched in 1979 by the ASX and was acquired and re-launched by its current index sponsor on April 3, 2000. The AS51 is sponsored, calculated, published and disseminated by S&P. The AS51 is reported by Bloomberg Professional® service under the symbol “AS51.”

Index Composition

The AS51 weights companies according to the Global Industry Classification Standard, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions.

Standards for Listing and Maintenance

The AS51 constituents are drawn from the universe of ordinary and preferred equity stocks listed on ASX. The criteria for index additions include, but are not limited to:

•	Listing. Only securities listed on the ASX are considered for inclusion in the AS51;

•

Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The stock price history (last six months), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities; and

•	Liquidity. Only securities that are regularly traded are eligible for inclusion in the AS51. A stock’s liquidity is measured relative to its peers. Relative Liquidity is calculated as follows:

Where:

•	Stock Median Liquidity is the median daily value traded for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

•

Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 companies in the All Ordinaries index, an index that includes nearly all ordinary shares listed on the ASX.

Stocks must have a minimum Relative Liquidity of 50% to be included in the AS51.

•

Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the AS51. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies and listed investment trusts that invest in a portfolio of securities are not eligible. Companies that are currently the target of an acquisition are not eligible.

Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Quarterly review changes take effect the third Friday of March, June, September and December.

Intra-Quarter Additions/Deletions. Between rebalancing dates, an addition to the AS51 is generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. An initial public offering (IPO) is added to the AS51 only when an appropriate vacancy occurs and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify index inclusion. An index constituent that appears to violate criteria for addition to the AS51 will not be deleted unless ongoing conditions warrant an index change. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the AS51 will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers and acquisitions activity are removed from the AS51 at the closing price of the security on the deletion date for cash-only offers.

Rebalancing. Rebalancing of the AS51 series occurs on a regular basis. Both market capitalization and liquidity are assessed using the previous six months’ worth of data to determine index eligibility. Shares and IWFs updates are also applied regularly. The rebalancing reference date for data used is the second to last Friday of the month prior to the rebalance month. Rebalancing announcements are made on the first Friday of March, June, September, and December. The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.

Buffers. In order to limit the level of index turnover, eligible securities will only be considered for index inclusion once another stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the AS51. The rank buffer is 179th or higher for addition to the AS51 and 221st or lower for deletion, aiming to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

This float-adjusted market capitalization rank buffer serves as the guideline used by the Index Committee to arrive at any potential constituent changes to the AS51. However, the Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Frequency. The AS51 constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

Share Updates. The share count for all index constituents are updated quarterly and are rounded to the nearest thousand (‘000). Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of shares outstanding will only take place when the three-month average of CDIs or the Total Securities held in the Australian branch of issuer sponsored register (where supplied) and in CHESS, on the rebalancing reference date, differs from the current number of shares used by 5% or more.

Index Calculation

The AS51 is calculated using a base-weighted aggregate methodology so that the level of the AS51 reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

A stock’s weight in the AS51 is determined by the float-adjusted market capitalization of the stock. The number of shares outstanding is reduced to exclude closely held shares from the index calculation because such shares are not available to investors. The AS51 calculates an Investable Weight Factor (IWF), which is the percentage of total shares outstanding that are included in the index calculation. All constituents in the AS51 are assigned an IWF. A company must have a minimum IWF of 0.3 to be eligible for index inclusion, however an IWF at or above that level is not necessary for ongoing index membership.

On any given day, the index value is the quotient of the total available market capitalization of its constituents and its divisor. Continuity in the index value is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date. This includes additions and deletions to the AS51, rights issues, share buybacks and issuances, spin-offs, and adjustments in availability. The divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the index. The divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change. The divisor will be adjusted to account for new addition to or deletion from the AS51 and certain corporate actions, such as special cash dividend, certain stock dividend, rights offering, new share issuance, reduction of capital and merger.

Index Governance

The Index Committee monitors overall policy guidelines and methodologies, as well as additions and deletions from the AS51. S&P Dow Jones chairs the Index Committee, which is composed of voting members representing both S&P Dow Jones and the ASX.

Decisions made by the Index Committee include all matters relating to index construction and maintenance. The Index Committee meets regularly to review market developments and convenes as needed to address major corporate actions. It is the sole responsibility of the Index Committee to decide on all matters relating to methodology, maintenance, constituent selection and index procedures. The Index Committee makes decisions based on all publicly available information and discussions are kept confidential to avoid any unnecessary impact on market trading.

License Agreement

Marex or one of its affiliates has entered into a nonexclusive license agreement providing for the license to Marex or to one of its affiliates, in exchange for a fee, of the right to use certain indices owned and published by S&P in connection with some products, including the Notes.

The AS51 is a product of S&P, and has been licensed for use by us. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; and these trademarks have been licensed for use by S&P and sublicensed for certain purposes by us. The Notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices. S&P Dow Jones Indices makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the AS51 to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the AS51 is the licensing of the AS51 and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The AS51 is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the Notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the Notes into consideration in determining, composing or calculating the AS51. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Notes. There is no assurance that investment products based on the AS51 will accurately track AS51 performance or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within an AS51 is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by us, but which may be similar to and competitive with the Notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the AS51.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE AS51 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE AS51 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

THE S&P SELECT INDUSTRY INDICES

The S&P® Banks Select Industry™ Index, the S&P® Biotechnology Select Industry™ Index, the S&P® Oil & Gas Exploration & Production Select Industry™ Index and the S&P® Regional Banks Select Industry™ Index (each, an “S&P Select Industry Index” and collectively, the “S&P Select Industry Indices”) are calculated, maintained and published by SPDJI. The Select Industry Indices are designed to measure the performance of stocks composing specific GICS® sub-industries or groups of sub-industries in the S&P Total Market Index. Membership is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements. The indices are modified equal-weight indices, which means every index constituent has the same weight in the index, and a portfolio that tracks the index will invest an equal dollar amount in each applicable instrument.

The S&P Total Market Index

The S&P Total Market Index (the “S&P TM Index”) offers broad market exposure to companies of all market capitalization, including all U.S. common equities listed on the NYSE (including NYSE Arca), the NYSE American, the Nasdaq Global Select Market, the Nasdaq Select Market, the Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or Investors Exchange (IEX). Only U.S. companies are eligible for inclusion in the S&P TM Index. All members of the Select Industry Indices are selected from the S&P TM Index.

The S&P® Banks Select Industry™ Index

The S&P® Regional Banks Select Industry™ Index (the “SPSIBK”) is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: asset management & custody banks; diversified banks; regional banks; diversified financial services and commercial & residential mortgage finance. The SPSIBK is reported by Bloomberg under the ticker symbol “SPSIBK.”

The S&P® Biotechnology Select Industry™ Index

The S&P® Biotechnology Select Industry™ Index (the “SPSIBI”) is a modified equal-weighted index that is designed to measure the performance of the GICS® biotechnology sub-industry of the S&P TM Index. The SPSIBI may also include companies in the following supplementary sub-industry: life sciences tools & services. The SPSIBI is reported by Bloomberg under the ticker symbol “SPSIBI.”

The S&P® Oil & Gas Exploration & Production Select Industry™ Index

The S&P® Oil & Gas Exploration & Production Select Industry™ Index (the “SPSIOP”) is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing. The SPSIOP is reported by Bloomberg under the ticker symbol “SPSIOP.”

The S&P® Regional Banks Select Industry™ Index

The S&P® Regional Banks Select Industry™ Index (the “SPSIRBK”) is a modified equal-weighted index that is designed to measure the performance of the GICS® regional banks sub-industry of the S&P TM Index. The SPSIRBK is reported by Bloomberg under the ticker symbol “SPSIRBK.”

Index Eligibility

For purposes of membership in the Select Industry Indices, SPDJI applies the inclusion and exclusion criteria separately. Membership is based on a company’s GICS® classification, as well as liquidity and market cap requirements.

Index Inclusion Criteria

To be eligible for inclusion in the Select Industry Indices, companies must be in the S&P TM Index, must be included in the relevant GICS® sub-industry (e.g. homebuilding) and must satisfy one of the following combined size and liquidity criteria:

•	be a current constituent, have an float-adjusted market capitalization greater than or equal to U.S.$300 million, and have an float-adjusted liquidity ratio greater than or equal to 50%;

•	have a float-adjusted market capitalization greater than or equal to U.S.$500 million and a float-adjusted liquidity ratio greater than or equal to 90%; or

•	have a float-adjusted market capitalization greater than or equal to U.S.$400 million and a float-adjusted liquidity ratio greater than or equal to 150%.

Notwithstanding the foregoing, some of the S&P Select Industry Indices have different market capitalization and float-adjusted liquidity ratio requirements. To be eligible for inclusion in the SPSIBK, a company’s float-adjusted market capitalization must be above $2 billion and its float-adjusted liquidity ratio must be above 100%.

Some companies may have more than one share class line in the S&P TM Index. In the S&P Select Industry Indices, each company is represented once by the “Designated Listing”, which is generally the share class with both the highest one-year trading liquidity and largest float-adjusted market capitalization.

All stocks satisfying the above requirements are included in a Select Industry Index. At each rebalancing, at least 35 stocks are selected for each Select Industry Index. In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary sub-industries (primary stocks), certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on process established by SPDJI. Additionally, minimum market capitalization requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Index Exclusion Criteria

Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below U.S.$300 million or their float-adjusted liquidity ratio falls below 50%.

Notwithstanding the foregoing, existing index constituents of the SPSIBK are removed at the quarterly rebalancing date if either their float-adjusted market capitalization falls below $1 billion or their float-adjusted liquidity ratio falls below 50%.

Eligibility Factors

Market Capitalization. The market capitalization measurement used is float-adjusted market capitalization. Under float adjustment, the share counts used in calculating the indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies, or other long-term strategic shareholders.

Liquidity. The liquidity measurement used is a float-adjusted liquidity ratio, defined as the dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the rebalancing reference date. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalancing reference date is annualized.

Takeover Restrictions. At the discretion of SPDJI, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the applicable Select Industry Index. SPDJI will provide up to five days advance notification of a deletion between rebalancing due to ownership restrictions.

Turnover. SPDJI believes turnover in index membership should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to a Select Industry Index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to a Select Industry Index will not be deleted unless ongoing conditions warrant a change in the composition of the applicable Select Industry Index.

Sector Classification. A Select Industry Index includes companies in the applicable GICS® sub-industries set forth above.

Index Calculation, Maintenance and Governance

The Select Industry Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “—The S&P U.S. Indices” below.

License Agreement

Marex has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use certain indices owned and published by SPDJI in connection with some products, including the Notes.

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s; Dow Jones® is a registered trademark of Dow Jones; and these trademarks have been licensed for use by SPDJI. “Standard & Poor’s®,” “S&P®,” and “S&P® Select Industry™ Index” are trademarks of Standard & Poor’s and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by Marex. The index is a product of SPDJI, and is expected to be licensed for use by Marex.

The Notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices. S&P Dow Jones Indices makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the index to track general market performance. S&P Dow Jones Indices’s only relationship to Marex is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The index is determined, composed and calculated by S&P Dow Jones Indices without regard to Marex or the Notes. S&P Dow Jones Indices has no obligation to take the needs of Marex or the owners of the Notes into consideration in determining, composing or calculating the index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Notes. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns. SPDJI is not an investment advisor. Inclusion of a security within the index is not a recommendation by S&P Dow Jones Indices to buy, sell or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MAREX, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MAREX, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

THE S&P SELECT SECTOR INDICES

Each of the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financials Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index is a “Select Sector Index.” The constituents included in each Select Sector Index are all members of the S&P 500® Index. Each constituent of the S&P 500® Index is assigned to one Select Sector Index. SPDJI assigns constituents to a Select Sector Index based on the constituent’s classification under the GICS®. As of the close of business on March 17, 2023, SPDJI and MSCI, Inc. updated the GICS® structure. Among other things, the update included the discontinuation of the Internet & Direct Marketing Retail Sub-Industry, the combination of the General Merchandise Stores and Department Stores Sub-Industries into the newly created Broadline Retail Sub-Industry, the discontinuation of the Data Processing & Outsourced Services Sub-Industry from Information Technology and the creation of a Sub-Industry of the same name in the Industrials Sector, the creation of a Sub-Industry in the Financials Sector for Transactions & Payment Processing Services, the discontinuation of the Thrifts & Savings Bank Sub-Industry and the creation of the Commercial & Residential Mortgage Finance Sub-Industry, as well as updates to the REITs Industry Groups, and the split of the Truck Sub-Industry into two Sub-Industries. The GICS® structure changes were effective for the S&P 500® Index as of the open of business on March 17, 2023. For additional information about the S&P 500® Index, see “—The S&P U.S. Indices” below.

The Communication Services Select Sector Index

The Communication Services Select Sector Index is designed to measure the performance of the GICS® communication services sector, which includes companies primarily engaged in telecommunication services and media & entertainment industries. The Communication Services Select Sector Index is reported by Bloomberg under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is designed to measure the performance of the GICS® consumer discretionary sector, which comprises companies primarily engaged in automobiles & components; consumer durables & apparel; providing consumer services and consumer discretionary distribution & retail. The Consumer Discretionary Select Sector Index is reported by Bloomberg under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is designed to measure the performance of the GICS® consumer staples sector, which comprises companies primarily engaged in the consumer staples distribution & retail, food, beverage & tobacco and household & personal products industries. The Consumer Staples Select Sector Index is reported by Bloomberg under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is designed to measure the performance of the GICS® energy sector, which comprises companies engaged in energy equipment & services, and oil, gas & consumable fuels industries. It also includes companies that offer oil & gas equipment and services. The Energy Select Sector Index is reported by Bloomberg under the ticker symbol “IXE.”

The Financials Select Sector Index

The Financials Select Sector Index is designed to measure the performance of the GICS® financials sector, which contains companies involved in banks, financial services and insurance industries. The Financials Select Sector Index is reported by Bloomberg under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is designed to measure the performance of the GICS® health care sector, which includes companies primarily engaged in health care equipment & services and pharmaceuticals, biotechnology & life sciences industries. The Health Care Select Sector Index is reported by Bloomberg under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is designed to measure the performance of the GICS® industrials sector, which includes companies primarily engaged in producing capital goods, providing commercial & professional services and transportation. The Industrials Select Sector Index is reported by Bloomberg under the ticker symbol “IXI.”

The Materials Select Sector Index

The Materials Select Sector Index is designed to measure the performance of the GICS® materials sector, which includes companies that are primarily engaged in producing and manufacturing chemical products, including industrial chemical products; manufacturing construction materials, containers and packaging; mining metals and the production of related products; and manufacturing paper and forest products. The Materials Select Sector Index is reported by Bloomberg under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is designed to measure the performance of the GICS® real estate sector, which contains companies engaged in equity real estate investment trusts and real estate management and development. It also includes companies offering real estate related services and REITs. The Real Estate Select Sector Index is reported by Bloomberg under the ticker symbol “IXRE.”

The Technology Select Sector Index

The Technology Select Sector Index is designed to measure the performance of the GICS® information technology sector, which comprises companies primarily engaged in software & services, technology hardware & equipment, and semiconductors & semiconductor equipment industries. The Technology Select Sector Index is reported by Bloomberg under the ticker symbol “IXT.”

The Utilities Select Sector Index

The Utilities Select Sector Index is designed to measure the performance of the GICS® utilities sector, which comprises utility companies, such as electric, gas, water, multi utilities and independent power and renewable electricity producers. It also includes independent power producers & energy traders, and companies that engage in generation and distribution of electricity using renewable sources. The Utilities Select Sector Index is reported by Bloomberg under the ticker symbol “IXU.”

Select Sector Index Capping Methodology

Each index is capped market capitalization weighted. For capping purposes, the indices rebalance quarterly after the close of business on the third Friday of March, June, September, and December using the following procedures:

1.	The rebalancing reference date is the Wednesday prior to the second Friday of March, June, September, and December.

2.

With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and IWFs as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization.

3.	If any company has a float-adjusted market capitalization weight greater than 24%, the company’s weight is capped at 23%, which allows for a 2% buffer.

4.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

5.	If the rule in Step 4 is breached, set the weight of companies greater than 4.8% equal to:

where:

N = total number of companies with index weights over 4.8%, after checking the single company cap Wi = index weight of the N companies with individual company weights over 4.8%, after checking the single company cap

Set 4.5% and 45% caps to allow for a buffer below the 5% limit

6.	Proportionally redistribute the excess weight from Steps 3 to 5 to companies with an initial weight less than 4.8%, setting a 4.5% upper bound on the companies’ index weight.

7.

Assign index share amounts to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Index Calculation, Maintenance and Governance

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “—The S&P U.S. Indices” below.

License Agreement

Marex has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use certain indices owned and published by S&P in connection with some products, including the Notes.

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s; Dow Jones® is a registered trademark of Dow Jones; and these trademarks have been licensed for use by S&P. “Standard & Poor’s®,” and “S&P®” are trademarks of Standard & Poor’s and have been licensed for use by S&P and its affiliates and sublicensed for certain purposes by Marex. The index is a product of S&P, and is expected to be licensed for use by Marex.

The Notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices. S&P makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the index to track general market performance. S&P’s only relationship to Marex is the licensing of the index and certain trademarks, service marks and/or trade names of S&P. The index is determined, composed and calculated by S&P without regard to Marex or the Notes. S&P has no obligation to take the needs of Marex or the owners of the Notes into consideration in determining, composing or calculating the index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within the index is not a recommendation by S&P to buy, sell or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MAREX, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MAREX, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

THE S&P U.S. INDICES

The S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”) are calculated, maintained and published by SPDJI. SPDJI chooses companies for inclusion in an index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equities market. Relevant criteria employed by SPDJI include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock generally is responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. SPDJI may from time to time, in its sole discretion, add companies to, or delete companies from, an index to achieve the objectives stated above.

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Index is reported by Bloomberg under the ticker symbol “SPX.”

The S&P MidCap 400® Index

The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Index is reported by Bloomberg under the ticker symbol “MID.”

The S&P SmallCap 600® Index

The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment in the U.S. equity markets. The S&P SmallCap 600® Index is reported by Bloomberg under the ticker symbol “SML.”

Composition of the S&P U.S Indices

Securities must meet the following eligibility factors to be considered eligible for inclusion in the S&P U.S. Indices. Constituent selection is at the discretion of the SPDJI’s U.S. index committee (for purposes of this section, the “Index Committee”) and is based on the eligibility criteria.

Changes to the S&P U.S. Indices are made as needed, with no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced two to five days before they are scheduled to be implemented.

Additionsto the S&P U.S. Indices are evaluated based on the following eligibility criteria:

•	Domicile. Only common stocks of U.S. companies are eligible. For index purposes, a U.S. company has the following characteristics:

•

satisfies the periodic reporting obligations imposed by the U.S. Securities Exchange Act of 1934 by filing forms for domestic issuers, such as, but not limited to, Form 10-K annual reports, Form 10-Q quarterly reports, and Form 8-K current reports;

•

the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50%. When these factors are in conflict, fixed assets determine plurality. Revenue determines plurality when there is incomplete asset information. Geographic information for revenue and fixed asset allocations are determined by the company as reported in its annual filings. If this criteria is not met or is ambiguous, SPDJI may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

•	the primary listing is on an eligible U.S. exchange.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, SPDJI normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the Index Committee, which can consider other factors including, but not limited to, operational headquarters location, ownership information, location of officers, directors and employees, investor perception and other factors deemed to be relevant.

•

Exchange Listing. A primary listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the OTC markets (including pink open market).

•

Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage REITS) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded Notes, royalty trusts, special purpose acquisition companies, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights, American Depositary Receipts and tracking stocks.

•

Market Capitalization. The unadjusted company market capitalization should be within a specified range. Such ranges are reviewed quarterly and updated as needed to ensure they reflect current market conditions. For spin-offs, S&P U.S. Index membership eligibility is determined using when-issued prices, if available.

•

Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume over the last 365 calendar days) to float-adjusted market capitalization should be at least 0.10, and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

•

IWF. The IWF for each company represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P U.S. Indices. An IWF of at least 0.10 is required.

•

Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For REITs, financial viability is based on GAAP earnings and/or Funds From Operations (FFO), if reported.

•

Treatment of IPOs. Initial public offerings should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. Index.

•

Sector Balance. A company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each GICS® sector’s weight in an index with its weight in the S&P U.S. Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

SPDJI believes turnover in membership in the S&P U.S. Indices should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the S&P U.S. Indices, not for continued membership. As a result, a constituent of the S&P U.S. Indices that appears to violate criteria for addition to the S&P U.S. Indices is not deleted unless ongoing conditions warrant an index change.

Calculation of the S&P U.S. Indices

The S&P U.S. Indices are float-adjusted market capitalization-weighted indices. On any given day, the index value of each S&P U.S. Index is the total float-adjusted market capitalization of that S&P U.S. Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the relevant S&P U.S. Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than shorter term economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders” include officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares for control, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans, foundations or family trusts associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, SPDJI calculates an IWF, which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant S&P U.S. Index.

Divisor. Continuity in the value of each S&P U.S. Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that S&P U.S. Index. The divisor of each S&P U.S. Index is adjusted such that the index value of that S&P U.S. Index at an instant just prior to a change in base capital equals the index value of that S&P U.S. Index at an instant immediately following that change.

The following types of corporate actions would require a divisor adjustment: company added/deleted, change in shares outstanding, change in IWF, special dividend and rights offering. Stock splits and stock dividends do not affect the divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by SPDJI so that there is no change in the market value of the relevant component. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Maintenance of the S&P U.S. Indices

Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically implemented with at least three business days advance notice.

Removals. Removals from the S&P U.S. Indices are evaluated based as follows:

•

A company involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria is deleted from the S&P U.S. Indices at a time announced by SPDJI, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the index until trading resumes, at the discretion of the Index Committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

•	A company that substantially violates one or more of the eligibility criteria may be deleted at the Index Committee’s discretion.

Any company that is removed from the S&P U.S. Indices must wait a minimum of one year from its index removal date before being reconsidered as a replacement candidate.

Share Updates. At each quarterly review, shares outstanding are updated to the latest available information as of the rebalancing reference date.

IWF Updates. At the quarterly review, IWF changes are only made if there is a share change of at least 5% of total current shares outstanding and if the adjusted IWF absolute change is at least 5%, with IWF adjustments limited to the extent necessary to help reflect the corresponding share change.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.

For quarterly share change events, unless there is explicit information stating that the new shares are not available to the market, shares are generally considered to be available to all investors and reflected in the IWF. Events such as conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are generally implemented as described above.

Share/IWF Reference Date and Freeze Period. A reference date, after the market close five weeks prior to the third Friday in March, June, September and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rule. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date. For these nonmandatory events, S&P DJI uses shares and IWF data as of the upcoming rebalancing effective date to calculate the size of the event and in turn assess if the event qualifies the Accelerated Implementation rule.

Companies that are the target of cash M&A events and publicly available guidance indicates that such event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.

Corporate Actions. As specified in “—Calculation of the S&P U.S. Indices—Divisor” above, the divisor will be adjusted for certain corporation actions. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s discretion, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

License Agreement

Marex has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use certain indices owned and published by SPDJI in connection with some products, including the Notes.

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s; Dow Jones® is a registered trademark of Dow Jones; and these trademarks have been licensed for use by SPDJI. “Standard & Poor’s®,” “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600”and “S&P®” are trademarks of Standard & Poor’s and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by Marex. The index is a product of SPDJI, and has been or is expected to be licensed for use by Marex.

The Notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices. S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the index to track general market performance. S&P’s only relationship to Marex is the licensing of the index and certain trademarks, service marks and/or trade names of S&P. The index is determined, composed and calculated by S&P without regard to Marex or the Notes. S&P has no obligation to take the needs of Marex or the owners of the Notes into consideration in determining, composing or calculating the index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within the index is not a recommendation by S&P to buy, sell or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MAREX, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MAREX, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

THE SWISS MARKET INDEX

SIX Group Ltd. Publishes the SMI

The Swiss Market Index (the “SMI”) is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the SIX Swiss Exchange. The SMI was first launched with a base level of 1,500 as of June 30, 1988. The SMI is sponsored, calculated, published and disseminated by SIX Group Ltd., certain of its subsidiaries, and the Management Committee of SIX Swiss Exchange. The SMI is reported by Bloomberg Professional® service under the symbol “SMI.”

Composition and Maintenance

The SMI measures the development of the Swiss blue chip equity market. The index represents more than 75% of the free float market capitalization of the entire Swiss equity market. The SMI is calculated with a capping factor to limit the maximum weight of an index component and is therefore sufficiently diversified for the Undertakings for Collective Investments in Transferable Securities guidelines. The SMI is an index with a fixed number of components. Its composition is examined twice a year by the Management Committee and the Index Commission, and any changes to the index composition of the SMI Index are made once a year.

The position of each security is determined by a combination of average free-float market capitalization (compared to the capitalization of the entire SPI) and cumulated on order book turnover (compared to the total turnover of the SPI). The 18 securities with the highest rank are selected for inclusion in the SMI Index. In order to reduce turnover, a buffer is applied for securities ranked 19 to 22. Out of the securities ranked 19 to 22 current components are selected with priority over the other securities. New components out of the buffer are selected until 20 components have been reached.

Capped Weightings and Intra-Quarter Breaches

The weight of any constituent stocks that exceeds a weight of 18% within the SMI Index is reduced to that value at each ordinary quarterly adjustment date by applying a capping factor to the calculation of such constituent stock’s free float market capitalization. An constituent stock’s number of shares and free float figure are used to determine its capping factor. The excess weight (the difference of the original weight minus the capped weight) is distributed proportionally across the other constituent stocks. The constituent stocks are also capped to 18% as soon as two constituent stocks exceed a weight of 20% (an “intra-quarter breach”). If an intra-quarter breach is observed after the close of the markets, the new capping factors are implemented after the close of the following trading day. The weights of the largest components are therefore set again to 18% effective after the close of the following trading day. If an issuer is represented in the SMI Index by more than one security, the free float market capitalization of those securities is cumulated for the calculation of the capping factors.

Index Calculation

The SMI Index is a non-dividend-adjusted price index. The SMI Index is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The index level is calculated by dividing the market capitalization of all securities included in the index by a divisor.

The divisor is a technical number used to calculate the index. If the market capitalization changes due to a corporate event, the divisor changes while the index value remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect. Regular cash dividend payments do not result in adjustments to the divisor. Repayments of capital through the reduction of a share’s par value, which can take the place of a regular cash dividend or constitute a component of the regular distribution, are treated in the same way as a normal dividend payment and no adjustments are made to the divisor. Distributions such as special dividends and anniversary bonuses that, contrary to a company’s usual dividend policy, are paid out or declared extraordinary dividends, are not deemed dividends in the above sense. These distributions are considered corporate events and also result in adjustments to the divisor.

License Agreement

Marex has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use certain indices owned and published by SIX Exchange in connection with some products, including the Notes.

The Notes are not in any way sponsored, endorsed, sold or promoted by the SIX Exchange and the SIX Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular time on any particular day or otherwise. However, the SIX Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and the SIX Exchange shall not be under any obligation to advise any person of any error therein.

SIX Group, SIX Exchange, SPI, Swiss Performance Index (SPI), SPI EXTRA, SPI ex SLI, SMI, Swiss Market Index (SMI), SMI MID (SMIM), SMI Expanded, SXI, SXI Real Estate, SXI Swiss Real Estate, SXI Life Sciences, SXI Bio+Medtech, SLI, SLI Swiss Leader Index, SBI, SBI Swiss Bond Index, SAR, SAR SWISS AVERAGE RATE, SARON, SCR, SCR SWISS CURRENT RATE, SCRON, SAION, SCION, VSMI and SWX Immobilienfonds Index are trademarks that have been registered in Switzerland and/or abroad by SIX Group Ltd respectively SIX Exchange. Their use is subject to a license.

THE TOPIX® INDEX

JPX Market Innovation & Research, Inc. Publishes the TPX

The TOPIX® Index (the “TPX”) is a capitalization-weighted index of all companies listed on the Tokyo Stock Exchange, Inc. (the “TSE”) Prime Market. The TPX is supplemented by the subindices of the 33 industry sectors. These sectors include: Fishery; Agriculture & Forestry; Mining; Construction; Foods; Textiles & Apparels; Pulp & Paper; Chemicals; Pharmaceutical; Oil & Coal Products; Rubber Products; Glass & Ceramics Products; Iron & Steel; Nonferrous Metals; Metal Products; Machinery; Electric Appliances; Transportation Equipment; Precision Instruments; Other Products; Electric Power & Gas; Land Transportation; Marine Transportation; Air Transportation; Warehousing & Harbor Transportation Services; Information & Communication; Wholesale Trade; Retail Trade; Banks; Securities & Commodity Futures; Insurance; Other Financing Business; Real Estate; and Services. The index calculation excludes temporary issues and preferred stocks. The TPX is designed to measure the overall trend in the stock market in Japan, and is used as a benchmark for investment in Japanese stocks. The TPX is developed, calculated, published and maintained by JPX Market Innovation & Research, Inc. Publication of the TPX began on July 1, 1969, with a base point of 100 as of the base date of January 4, 1968. The TPX is reported by Bloomberg Professional® service under the ticker symbol “TPX.”

Calculation of the TPX

The TPX is computed and published every second.

The component stocks of the TPX consist of all domestic common stocks listed on the TSE Prime Market, Standard Market and Growth Market. Additions to the component stocks can occur in multiple ways: 1) through the initial listing of a company on the Prime Market, with such changes taking effect on the last business day of the month after such initial listing; 2) as a result of change in listing from the Standard Market or the Growth Market to the Prime Market, with such changes taking effect on the last business day of the month following the date of transfer; or 3) when a constituent has been delisted due to a share transfer, etc. and the resulting newly created company is included as a constituent, with such changes taking effect on the new listing date; or 4) when a constituent has been delisted due to a share exchange or absorption-type merger, and the surviving or parent company, which was not a constituent, is included as a constituent, with such changes taking effect on the delisting date; or 5) transfer to the Prime Market, with such changes taking effect on the last business day of the month following the date of transfer; or 6) due to periodic review, with such changes taking effect on the last business day of October. Deletions of constituents are conducted due to (1) de-listing because of a share transfer, etc. and the resulting newly created company, etc. is included as a constituent, with such changes taking effect one business day before the initial listing date of the new company (normally two business days after the de-listing date); (2) de-listing of a company for reasons other than above (e.g., non-surviving company as a result of a merger, share exchange, etc.), with such changes taking effect on the de-listing date; (3) designation of securities to be de-listed, with such changes taking effect four business days after such designation; or (4) due to periodic review, with such changes taking effect on the last business day of October.

The TPX is a free float-adjusted market capitalization-weighted index. The TPX is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TPX is calculated by multiplying the base value of 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free-float adjusted common shares listed on the TSE Prime Market at the same instance) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TPX can be represented by the following formula:

In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TPX. Such factors include, without limitation: new listings, delistings and market segment transfer (excluded from index of previous segment).

The formula for the adjustment is as follows:

Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TPX multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TPX, the Base Market Value is adjusted in such a way that the new value of the TPX will equal the level of the TPX immediately prior to such change.

No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement

Marex or one of its affiliates expects to enter into a non-exclusive license agreement with the TSE whereby it, in exchange for a fee, is permitted to use the TPX in connection with certain securities, including the Notes. Marex is not affiliated with the TSE; the only relationship between the TSE and Marex is expected to be any licensing of the use of the TPX and trademarks relating to it.

The license agreement between the TSE and Marex or one of its affiliates is expected to provide that the following disclaimer must be set forth herein:

(i)

The TOPIX Index Value and the TOPIX Index Marks are subject to the rights owned by the TSE and the TSE owns all rights relating to the TPX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Index Marks.

(ii)

The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Index Marks or cease the use thereof.

(iii)

The TSE makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Index Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)

The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)	No Notes are in any way sponsored, endorsed or promoted by the TSE.

(vi)	The TSE shall not bear any obligation to give an explanation of the Notes or an advice on investments to any purchaser of the Notes or to the public.

(vii)	The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the Notes for calculation of the TOPIX Index Value.

(viii)	Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the Notes.

“TOPIX®” and “TOPIX Index®” are trademarks of the TSE and prior to the settlement date we expect them to be licensed for use by Marex or one of its affiliates. The Notes have not been and will not be passed on by the TSE as to their legality or suitability. The Notes will not be issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

ADDITIONAL TERMS OF THE NOTES

Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date

If (1) a day on which a fixed or floating interest payment is scheduled to be made (an “Interest Payment Date”), (2) a day on which a contingent coupon payment is scheduled to be made (a “Coupon Payment Date”), (3) a day on which payment is to be made if the Notes are called (a “Call Payment Date”), or (4) the maturity date stated in the applicable free writing prospectus or pricing supplement, in each case, is not a Business Day (as defined below), the amounts payable will be paid on the next following Business Day and no interest will be paid in respect of such postponement. The calculation agent may postpone (i) a scheduled date on which the coupon due is determined (a “Coupon Determination Date”), and therefore the related Coupon Payment Date; (ii) a scheduled date on which it is determined if the Notes will be called (a “Call Observation Date”), and therefore the related Call Payment Date; or (iii) the scheduled Final Valuation Date, and therefore the maturity date, in each case if any such date is not a Trading Day or a Market Disruption Event occurs or is continuing on such date. We describe the effect of Market Disruption Events under “—Valuation Dates” and “—Market Disruption Events” below.

Observation Periods

For Notes Where the Reference Asset Is a Single Index

If any date during a period in which the Index is observed either continuously or at market close for the occurrence of a knock-out or other event (an “Observation Period”) is not a Trading Day, such date will be excluded from the Observation Period. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date), then such date will be excluded from the Observation Period, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period and the calculation agent will determine, in its discretion, the index level by means of the formula for and method of calculating the Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in the Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in the Index and is continuing on that fifth or later scheduled Trading Day, the calculation agent’s good faith estimate of the price for that security). If a Valuation Date that is part of an originally scheduled Observation Period is postponed, then the Observation Period will be extended to include such Valuation Date as postponed.

For Notes Where the Reference Asset Consists of Multiple Indices

If any date during an Observation Period is not a Trading Day for any Index, such date will be excluded from the Observation Period for that Index. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date) for an Index, then such date will be excluded from the Observation Period for such Index, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period for that Index and the calculation agent will determine, in its discretion, the index level by means of the formula for and method of calculating the Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in the Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in the Index and is continuing on that fifth or later scheduled Trading Day, the calculation agent’s good faith estimate of the price for that security). For each Index that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists with respect to each Index independent from other Indices. Therefore, a Market Disruption Event may exist for certain Indices and not exist for other Indices. If a Valuation Date that is part of an originally scheduled Observation Period is postponed for an Index, then the Observation Period for such Index will be extended to include such Valuation Date as postponed. If no Market Disruption Event exists with respect to an Index on the originally scheduled Valuation Date, the Observation Period for such Index will not be extended, irrespective of the existence of a Market Disruption Event with respect to any other Indices on the originally scheduled Valuation Date.

Valuation Dates

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the payment on the Notes is calculated based on the value of the Reference Asset on the Coupon Determination Dates, Call Observation Dates, or one or more other dates during the term of the Notes (each such date a “Valuation Date,” and the last of such dates, or if there is only one such date, the “Final Valuation Date”).

For Notes Where the Reference Asset Is a Single Index

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day, then such Valuation Date will be the next succeeding day that is a Trading Day. If a Market Disruption Event exists on a Valuation Date, then such Valuation Date will be the next Trading Day on which there is no Market Disruption Event. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date, and the calculation agent will determine, in its discretion, the index level by means of the formula for and method of calculating the Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in the Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in the Index and is continuing on that fifth scheduled Trading Day, the calculation agent’s good faith estimate of the price for that security).

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, if the payment on the Notes is calculated based on the Closing Levels of an Index on certain consecutive scheduled Trading Days (a “Valuation Period”), and if (i) a Market Disruption Event occurs on a scheduled Valuation Date or (ii) any scheduled Valuation Date is determined by the calculation agent not to be a Trading Day (any such day in either (i) or (ii) being a “non-Valuation Date”), the Closing Level of the Index for the applicable non-Valuation Date will be the Closing Level of the Index on the next Valuation Date that occurs during the Valuation Period. For example, if the first and second scheduled Valuation Dates during the Valuation Period are non-Valuation Dates, then the Closing Level of the Index on the third scheduled Valuation Date will also be the Closing Level of the Index on the first and second scheduled Valuation Dates during the Valuation Period. If no further Valuation Dates occur after a non-Valuation Date, or if every scheduled Valuation Date after that non-Valuation Date is also a non-Valuation Date, then the Closing Level of the Index for that non-Valuation Date and each following non-Valuation Date, if any (or for all the scheduled Valuation Dates during the Valuation Period, if applicable), will be determined by the calculation agent, in its discretion, by means of the formula for and method of calculating the Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in the Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in the Index on any such date, the calculation agent’s good faith estimate of the price for that security).

For the avoidance of doubt, if Valuation Dates are scheduled to be within certain consecutive scheduled Trading Days, a Market Disruption Event on the first such scheduled Valuation Date could cause a Market Disruption Event to occur on one or more Valuation Dates simultaneously. If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

For Notes Where the Reference Asset Consists of Multiple Indices

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day for an Index, then such Valuation Date for such Index will be the next succeeding day that is a Trading Day for such Index. If a Market Disruption Event exists on a Valuation Date for an Index, then such Valuation Date for such Index will be the next Trading Day on which there is no Market Disruption Event for that Index. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then that fifth scheduled Trading Day will nonetheless be the Valuation Date for such Index, and the calculation agent will determine, in its discretion, the index level of such Index by means of the formula for and method of calculating such Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in such Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in such Index and is continuing on that fifth scheduled Trading Day, the calculation agent’s good faith estimate of the price for that security).

If the payment on the Notes is calculated based on the Closing Levels of the Indices during a Valuation Period, the Closing Level of each Index will be determined as described in the second paragraph of “—Valuation Dates—For Notes Where the Reference Asset Is a Single Index” above.

For each Index that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists on a Valuation Date with respect to each Index independent from other Indices. Therefore, a Market Disruption Event may exist for certain Indices and not exist for other Indices. If no Market Disruption Event exists with respect to an Index on an originally scheduled Valuation Date, the Closing Price of such Index as of that Valuation Date will be its Closing Price on that Valuation Date, irrespective of the existence of a Market Disruption Event with respect to any other Indices on that Valuation Date.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

Market Disruption Events

As to any Index (or any Successor Index), unless otherwise specified in the applicable free writing prospectus or pricing supplement, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

•

the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of that Index (or that Successor Index) on the relevant exchanges for those securities for more than two hours of trading during, or during the one-hour period preceding the close of, the principal trading session on that relevant exchange;

•

a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of that Index (or that Successor Index) during the one-hour preceding the close of the principal trading session on that relevant exchange are materially inaccurate;

•

the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to that Index (or that Successor Index), if available, for more than two hours of trading during, or during the one-hour period preceding the close of, the principal trading session on that exchange or market; or

•	a decision to permanently discontinue trading in those related futures or options contracts;

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with Marex’s ability or the ability of any of its affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a Market Disruption Event with respect to an Index (or any Successor Index) exists at any time, if trading in a security included in that Index (or that Successor Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that Index (or that Successor Index) will be based on a comparison of:

•	the portion of the level of that Index (or that Successor Index) attributable to that security relative to

•	the overall level of that Index (or that Successor Index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to an Index (or any Successor Index) has occurred, unless otherwise specified in the applicable free writing prospectus or pricing supplement:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to that Index (or that Successor Index);

•

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on that Index (or that Successor Index) by the primary exchange or market for trading in those contracts, if available, by reason of:

•	a price change exceeding limits set by that exchange or market,

•	an imbalance of orders relating to those contracts or

•	a disparity in bid and ask quotes relating to those contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to that Index (or that Successor Index); and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to that Index (or that Successor Index) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

Adjustments to an Index

If at any time an Index Sponsor makes a material change in the formula for or the method of calculating the relevant Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the level of the Index is to be calculated, calculate a substitute level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Notwithstanding the above, the material modification of an Index may adversely affect the level of the Index and consequently, the return on the Notes.

Discontinuance of an Index

If an Index Sponsor discontinues publication of the relevant Index, and the Index Sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “Successor Index”), then, upon the calculation agent’s notification of that determination to the trustee and Marex, that Successor Index will be deemed to be that Index for all purposes relating to the Notes, including for purposes of determining whether a Market Disruption Event exists. Upon any selection by the calculation agent of a Successor Index, Marex will cause notice to be given to DTC through the trustee.

In the event that the Index Sponsor discontinues publication of an Index prior to maturity, and the calculation agent determines that no Successor Index is available, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the level of the Index is to be calculated, calculate a substitute level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to the discontinuance. If the calculation agent calculates a level as a substitute for the Index, the Index will still be the Reference Asset for all purposes, including the purpose of determining whether a Market Disruption Event exists, but all determinations should be made based on those securities that comprised the Index immediately prior to the discontinuance.

If on any date that the level of an Index is to be calculated, the Index Sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute Closing Level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day, then the provisions set forth herein under “—Market Disruption Events,” “—Observation Periods” and “—Valuation Dates” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the Index Sponsor to calculate and announce the level of, an Index may adversely affect the level of the Index and consequently, the return on the Notes.

Certain Definitions

Business Day

A “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York, New York.

Closing Level

The Closing Level of an Index (or a Successor Index) on any Trading Day will be its closing level on such Trading Day, as determined by the calculation agent based upon the level displayed on the relevant Bloomberg page, as specified in the applicable free writing prospectus or pricing supplement, or on any successor page on the Bloomberg or any successor service, as applicable.

Multiple exchange index

A “multiple exchange index” means the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index, and any other equity index designated as a multiple exchange index in the applicable free writing prospectus or pricing supplement.

Record Date

Any interest or coupon will be payable to the persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding the related Interest Payment Date or Coupon Payment Date (the “Regular Record Date”), and the final interest or coupon payable at maturity or upon an early redemption, as applicable, will be payable to the persons in whose names the Notes are registered on the maturity date or the Call Payment Date, as applicable. For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Trading Day

Unless otherwise set forth in the applicable free writing prospectus or pricing supplement, a Trading Day with respect to an Index (other than a multiple exchange index) means a day on which (i) the respective primary exchanges or markets for all of the securities included in the Index are open for trading, and (ii) the Index is calculated and published by its Index Sponsor. Although an Index Sponsor may publish a level with respect to the applicable Index on a day when one or more of the primary exchanges or markets for those constituent securities are closed, that day would not be a Trading Day for purposes of the applicable Index.

A Trading Day with respect to a multiple exchange index means a day on which the relevant Index is calculated and published by its Index Sponsor, unless otherwise set forth in the applicable free writing prospectus or pricing supplement. Therefore, in the case of any such Index, a day would be a Trading Day with respect to that Index regardless of whether one or more of the primary exchanges or markets for the securities included in that Index is closed on that day, if the Index Sponsor publishes the level of that Index on that day.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the Notes as described in this underlying supplement. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We are expected to act as the calculation agent for each issue of the Notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable free writing prospectus or pricing supplement.

Payment When Offices or Settlement Systems Are Closed

If any payment is due on the Notes on a day that would otherwise be a “Business Day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next Business Day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.

Same-Day Settlement and Payment

The Notes will be delivered in book-entry form only through DTC against payment by purchasers of the Notes in immediately available funds. We will pay the payments on the Notes in immediately available funds so long as the Notes are maintained in book-entry form.

Events of Default and Acceleration

If the Notes have become immediately due and payable following an Event of Default (as defined under “Description of Debt Securities—Events of Default” in the accompanying Prospectus) with respect to the Notes, the default amount payable will be equal to the payment at maturity described in the applicable free writing prospectus or pricing supplement, calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated. In addition, if the Notes pay interest, you will receive interest accrued on the Notes until the date that the required amount is paid.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities—Events of Default” in the accompanying Prospectus.

Listing

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Notes will not be listed on a U.S. securities exchange.

Application will be made for the Notes to be admitted to listing and trading on the Vienna MTF of the Vienna Stock Exchange.